       As filed with the Securities and Exchange Commission on January 3, 1997


                                                               File No. 811-8858
                                                                        --------

--------------------------------------------------------------------------------

                          SECURITIES AND EXCHANGE COMMISSION

                                Washington, D.C. 20549

                                      FORM N-1A

                             REGISTRATION STATEMENT UNDER
                          THE INVESTMENT COMPANY ACT OF 1940


                                   Amendment No. 7


                ------------------------------------------------------

                                CORE TRUST (DELAWARE)
                (Exact Name of Registrant as Specified in its Charter)

                     Two Portland Square, Portland, Maine  04101
                       (Address of Principal Executive Office)


           Registrant's Telephone Number, including Area Code: 207-879-1900


                ------------------------------------------------------

                               David I. Goldstein, Esq.
                            Forum Financial Services, Inc.
                                 Two Portland Square
                                Portland, Maine  04101
                       (Name and Address of Agent for Service)

                                      Copies to:


                               R. Darrell Mounts, Esq.
                              Kirkpatrick & Lockhart LLP
                       1800 Massachusetts Ave., N.W. 2nd Floor
                             Washington, D.C. 20036-1800

                                   EXPLANATORY NOTE

This Registration Statement is being filed by Registrant pursuant to Section 8(b) of the Investment Company Act of 1940, as amended. Beneficial interests in the series of Registrant are not being registered under the Securities Act of 1933, as amended, because such interests will be issued solely in private placement transactions that do not involve any "public offering" within the meaning of Section 4(2) of that act. Investments in Registrant's series may only be made by certain institutional investors, whether organized within or without the United States (excluding individuals, S corporations, partnerships, and grantor trusts beneficially owned by any individuals, S corporations, or partnerships). This Registration Statement does not constitute an offer to sell, or the solicitation of an offer to buy, any beneficial interests in any series of Registrant.

                                        PART A
                                CORE TRUST (DELAWARE)


                                   INDEX PORTFOLIO
                               SMALL COMPANY PORTFOLIO
                               INTERNATIONAL PORTFOLIO
                              INTERNATIONAL PORTFOLIO II




No changes are effected by this Post-Effective Amendment to the disclosure regarding Index Portfolio, Small Company Portfolio, International Portfolio and International Portfolio II, included in Post-Effective Amendment No. 6 to Registrant's Registration Statement filed October 11, 1996.

                                        PART A
                                CORE TRUST (DELAWARE)

                                  TREASURY PORTFOLIO



No changes are effected by this Post-Effective Amendment to the disclosure regarding Treasury Portfolio included in Post-Effective Amendment No. 4 to Registrant's Registration Statement filed July 31, 1996.

                                        PART B
                                CORE TRUST (DELAWARE)

                                   INDEX PORTFOLIO
                               SMALL COMPANY PORTFOLIO
                               INTERNATIONAL PORTFOLIO
                              INTERNATIONAL PORTFOLIO II



No changes are effected by this Post-Effective Amendment to the disclosure regarding Index Portfolio, Small Company Portfolio, International Portfolio and International Portfolio II, included in Post-Effective Amendment No. 6 to Registrant's Registration Statement filed October 11, 1996.

                                        PART B
                                CORE TRUST (DELAWARE)

                                  TREASURY PORTFOLIO



No changes are effected by this Post-Effective Amendment to the disclosure regarding Treasury Portfolio included in Post-Effective Amendment No. 4 to Registrant's Registration Statement filed July 31, 1996.

                                        PART A
                                CORE TRUST (DELAWARE)

                               TREASURY CASH PORTFOLIO
                              GOVERNMENT CASH PORTFOLIO
                                    CASH PORTFOLIO


Responses to Items 1, 2, 3 and 5A have been omitted pursuant to paragraph 4 of Instruction F of the General Instructions to Form N-1A.

ITEM 4.  GENERAL DESCRIPTION OF REGISTRANT

Core Trust (Delaware) (the "Trust") is a no-load, open-end management investment company which was organized as a business trust under the laws of the State of Delaware pursuant to a Trust Instrument dated September 1, 1994, as amended and restated November 1, 1994.

Beneficial interests in the Trust are divided into eight separate diversified subtrusts or "series," each having a distinct investment objective and distinct investment policies. Treasury Cash Portfolio, Government Cash Portfolio and Cash Portfolio (each a "Portfolio"), three of the subtrusts, are expected to commence operations on September 1, 1995. The assets of each Portfolio belong only to that Portfolio, and the assets belonging to a portfolio of the Trust shall be charged with the liabilities of that Portfolio and all expenses, costs, charges and reserves attributable to that portfolio. The Trust is empowered to establish, without investor approval, additional portfolios which may have different investment objectives and policies.

Beneficial interests in the Portfolios are offered solely in private placement transactions which do not involve any "public offering" within the meaning of
Section 4(2) of the Securities Act of 1933, as amended (the "1933 Act"). Investments in each Portfolio may only be made by certain institutional investors, whether organized within or without the United States (excluding individuals, S corporations, partnerships, and grantor trusts beneficially owned by any individuals, S corporations, or partnerships). This registration statement does not constitute an offer to sell, or the solicitation of an offer to buy, any "security" within the meaning of the 1933 Act.

Linden Asset Management, Inc. (the "Adviser"), serves as the investment adviser of each Portfolio. Forum Advisors, Inc. ("Forum Advisors") serves as the investment subadviser of each Portfolio. Forum Financial Services, Inc. ("Forum") serves as the administrator of each Portfolio and its affiliate, Forum Financial Corp. ("FFC"), serves as the transfer agent and fund accountant of each Portfolio.

INVESTMENT OBJECTIVES

The investment objective of each portfolio is to provide high current income to the extent consistent with the preservation of capital and the maintenance of liquidity.

The investment objective of each Portfolio is fundamental and may not be changed without investor approval. There can be no assurance that any Portfolio will achieve its investment objective.

INVESTMENT POLICIES

The Portfolios invest only in high quality, short-term money market instruments that are determined by the Adviser, pursuant to procedures adopted by the Trust's Board of Trustees (the "Board"), to be eligible for purchase and to present minimal credit risks. High quality instruments include those that (i) are rated (or, if unrated, are issued by an issuer with comparable outstanding short-term debt that is rated) in one of the two highest rating categories by two nationally recognized statistical rating organizations ("NRSROs") or, if only one NRSRO has issued a rating, by that NRSRO or (ii) are otherwise unrated and determined by the Adviser to be of comparable quality. A description of the rating categories of certain NRSROs, such as Standard & Poor's Corporation and Moody's Investors Service, Inc., is contained in Part B.

Each Portfolio invests only in U.S. dollar-denominated instruments that have a remaining maturity of 397 days or less (as calculated under Rule 2a-7 under the Investment Company Act of 1940 (the "1940 Act")) and maintains a dollar-weighted average portfolio maturity of 90 days or less. Except to the limited extent permitted by Rule 2a-7 and except for U.S. Government Securities, each Portfolio will not invest more than 5% of its total assets in the securities of any one issuer. To ensure adequate liquidity, each Portfolio may not invest more than 10% of its net assets in illiquid securities, including repurchase agreements not entitling the Portfolio to payment of principal within seven days. As used herein, "U.S. Government Securities" means obligations issued or guaranteed as to principal and interest by the United States Government, its agencies or instrumentalities.

Although each Portfolio only invests in high quality money market instruments, an investment in a Portfolio is subject to risk even if all securities in the Portfolio's portfolio are paid in full at maturity. All money market instruments, including U.S. Government Securities, can change in value when there is a change in interest rates, the issuer's actual or perceived creditworthiness or the issuer's ability to meet its obligations.

Additional investment techniques, features and restrictions concerning the Portfolios' investment programs are described in Part B.

TREASURY CASH PORTFOLIO

Treasury Cash Portfolio seeks to attain its investment objective by investing primarily in obligations of the U.S. Treasury, such as U.S. Treasury bills and notes and other U.S. Government Securities which are guaranteed as to principal and interest by the U.S. Treasury ("U.S. Treasury Securities"). Under normal conditions, the Portfolio will invest at least 65% of its total assets in U.S. Treasury Securities. The Portfolio's other investments only may include other U.S. Government Securities and repurchase agreements backed by U.S. Treasury Securities.

GOVERNMENT CASH PORTFOLIO

Government Cash Portfolio seeks to attain its investment objective by investing primarily in U.S. Government Securities. Under normal conditions, the Portfolio will invest at least 65% of its total assets in U.S. Government Securities. The Portfolio's other investments only may include repurchase agreements backed by U.S. Government Securities.

UNITED STATES GOVERNMENT SECURITIES. The U.S. Government Securities in which the Portfolio may invest include U.S. Treasury Securities and obligations issued or guaranteed by U.S. Government agencies and instrumentalities and backed by the full faith and credit of the U.S. Government, such as those guaranteed by the Small Business Administration. In addition, the U.S. Government Securities in which the Portfolio may invest include securities supported primarily or solely by the creditworthiness of the issuer, such as securities of the Federal National Mortgage Association. There is no guarantee that the U.S. Government will support securities not backed by its full faith and credit. Accordingly, although these securities have historically involved little risk of loss of principal if held to maturity, they may involve more risk than securities backed by the U.S. Government's full faith and credit.

CASH PORTFOLIO

Cash Portfolio seeks to attain its investment objective by investing in a broad spectrum of money market instruments.

OBLIGATIONS OF FINANCIAL INSTITUTIONS. The Portfolio may invest in obligations of financial institutions, including negotiable certificates of deposit, bankers' acceptances and time deposits of U.S. banks (including savings banks and savings associations) and their foreign branches. The Portfolio limits its investments in bank obligations to banks which at the time of investment have total assets in excess of one billion dollars.

Certificates of deposit represent an institution's obligation to repay funds deposited with it that earn a specified interest rate over a given period. Bankers' acceptances are negotiable obligations of a bank to pay a draft which has been drawn by a customer and are usually backed by goods in international trade. Time deposits are non-negotiable deposits with a banking institution that earn a specified interest rate over a given period. Certificates of deposit and fixed time deposits, which are payable at the stated maturity date and bear a fixed rate of interest, generally may be withdrawn on demand by the Portfolio but may be subject to early withdrawal penalties which could reduce the Portfolio's yield. Deposits subject to early withdrawal penalties or that mature in more than seven days are treated as illiquid securities if there is no readily available market for the securities.

UNITED STATES GOVERNMENT SECURITIES. The Portfolio may invest without limit in the types of securities eligible for purchase by Government Cash Portfolio. See "Item 4. General Description of Registrant - Investment Policies - Government Cash Portfolio."

CORPORATE DEBT OBLIGATIONS. The Portfolio may invest in corporate debt obligations of domestic issuers, such as commercial paper (short-term promissory notes) issued by companies to finance their, or their affiliates', current obligations. The Portfolio may also invest in commercial paper or other corporate securities issued in "private placements" without registration under the 1933 Act. These "restricted securities" are restricted as to disposition under the Federal securities laws in that any sale of these securities may not be made absent registration under the 1933 Act or an appropriate exemption therefrom. Pursuant to guidelines adopted by the Board, the Adviser will determine whether each such investment is liquid.

OTHER INVESTMENT POLICIES AND LIMITATIONS

All investment policies and limitations of a Portfolio that are designated as fundamental, and each Portfolio's investment objective, may not be changed without approval of the holders of a majority of the outstanding voting interests (defined in the same manner as the phrase "vote of a majority of the outstanding voting securities is defined in the 1940 Act) of the Portfolio. All other investment policies and limitations of the Portfolios are not fundamental and may be changed by the Board without investor approval. Except as otherwise indicated herein or in Part B, investment policies of a Portfolio may be changed by the Board without shareholder approval.

Each Portfolio may borrow money for temporary or emergency purposes (including the meeting of redemption requests), but not in excess of 33 1/3% of the value of the Portfolio's total assets. Borrowing for purposes other than meeting redemption requests will not exceed 5% of the value of the Portfolio's total assets. Each Portfolio is permitted to hold cash in any amount pending investment in securities. A further description of the Portfolios' investment policies is contained in Part B.

REPURCHASE AGREEMENTS

Each Portfolio may seek additional income by entering into repurchase agreements. Repurchase agreements are transactions in which a Portfolio purchases a security and simultaneously commits to resell that security to the seller at an agreed-upon price on an agreed-upon future date, normally one to seven days later. The resale price reflects a market rate of interest that is not related to the coupon rate or maturity of the purchased security. The Trust holds the underlying collateral, which is maintained at not less than 100% of the repurchase price. Repurchase agreements involve certain risks not associated with direct investment in securities. The Portfolios, however, intend to enter into repurchase agreements only with sellers which the Adviser believes present minimal credit risks in accordance with guidelines established by the

Board. In the event that a seller defaulted on its repurchase obligation, however, a Portfolio might suffer a loss.

WHEN-ISSUED SECURITIES

In order to assure itself of being able to obtain securities at prices which the Adviser believes might not be available at a future time, each Portfolio may purchase securities on a when-issued or delayed delivery basis. Securities so purchased are subject to market price fluctuation and no interest on the securities accrues to a Portfolio until delivery and payment take place. Accordingly, the value of the securities on the delivery date may be more or less than the purchase price. Commitments for when-issued or delayed delivery transactions will be entered into only when a Portfolio has the intention of actually acquiring the securities. Failure by the other party to deliver a security purchased by a Portfolio may result in a loss or missed opportunity to make an alternative investment.

VARIABLE AND FLOATING RATE SECURITIES

The securities in which the Portfolios invest may have variable or floating rates of interest. These securities pay interest at rates that are adjusted periodically according to a specified formula, usually with reference to some interest rate index or market interest rate. The interest paid on these securities is a function primarily of the index or market rate upon which the interest rate adjustments are based. Those securities with ultimate maturities of greater than 397 days may be purchased only pursuant to Rule 2a-7. Under that Rule, only those long-term instruments that have demand features which comply with certain requirements and certain U.S. Government Securities may be purchased. Similar to fixed rate debt instruments, variable and floating rate instruments are subject to changes in value based on changes in market interest rates or changes in the issuer's creditworthiness.

No Portfolio may purchase a variable or floating rate security whose interest rate is adjusted based on a long-term interest rate or index, on more than one interest rate or index, or on an interest rate or index that materially lags short-term market rates. All variable and floating rate securities purchased by a Portfolio will have an interest rate that is adjusted based on a single short-term rate or index, such as the Prime Rate.

There may not be an active secondary market for any particular floating or variable rate instrument which could make it difficult for a Portfolio to dispose of the instrument if the issuer defaulted on its repayment obligation during periods that the Portfolio is not entitled to exercise its demand rights. A Portfolio could, for this or other reasons, suffer a loss with respect to an instrument. The Adviser monitors the liquidity of the Portfolios' investments in variable and floating rate instruments, but there can be no guarantee that an active secondary market will exist.

FINANCIAL INSTITUTION GUIDELINES

Treasury Cash Portfolio and Government Cash Portfolio invest only in instruments which, if held directly by a bank or bank holding company organized under the laws of the United States or any state thereof, would be assigned to a risk-weight category of no more than 20% under the current risk based capital guidelines adopted by the Federal bank regulators. In addition, these Portfolios limit their investments to those permissible for Federally chartered credit unions under applicable provisions of the Federal Credit Union Act and the applicable rules and regulations of the National Credit Union Administration. Government Cash Portfolio limits its investments to investments that are legally permissible for Federally chartered savings associations without limit as to percentage and to investments that permit interests in the Portfolio to qualify as liquid assets and as short-term liquid assets.

ITEM 5.  MANAGEMENT OF THE PORTFOLIOS

TRUSTEES AND OFFICERS

The business of the Trust is managed under the direction of the Board of Trustees. Forum provides persons satisfactory to the Board to serve as officers of the Trust. Part B contains general background information about each Trustee and officer of the Trust.

INVESTMENT ADVISERS


The Adviser serves as investment adviser of each Portfolio pursuant to investment advisory agreements between the Adviser and the Trust. Subject to the general supervision of the Board, the Adviser makes investment decisions for the Portfolios and monitors the Portfolios' investments. The Adviser, which is located at 812 North Linden Drive, Beverly Hills, California 90210, is controlled by Anthony R. Fischer, Jr., who acts as each Portfolio's portfolio manager. The Portfolios are currently the only investment companies actively advised by the Adviser.


Pursuant to an investment advisory agreement among the Trust, the Adviser and Forum Advisors, from time to time Forum Advisors may provide the Adviser with assistance regarding certain of the Adviser's responsibilities under its investment advisory agreement. These services may include management of part of or all of the Portfolios' investment portfolios. Forum Advisors, which is located at Two Portland Square, Portland, Maine 04101, provides investment advisory services to five other mutual funds.

The Adviser and Forum Advisors are required to furnish at their expense all services, facilities and personnel necessary in connection with managing the Portfolios' investments and effecting portfolio transactions for the Portfolios.


For its services under the investment advisory agreement, the Adviser receives from each Portfolio an advisory fee based upon the total average daily net assets of the three Portfolios

("Total Portfolio Assets") that is calculated on a cumulative basis as follows:
0.06% of the first $200 million of Total Portfolio Assets, 0.04% of the next $300 million of Total Portfolio Assets, and 0.03% of the remaining Total Portfolio Assets. To the extent the Adviser has delegated its responsibilities to Forum Advisors, the Adviser pays the advisory fee accrued for such period of time to Forum Advisors. It is anticipated that the Adviser will delegate responsibility for portfolio management infrequently to Forum Advisors.


CUSTODIAN

Imperial Trust Company serves as the custodian for each Portfolio and may appoint certain subcustodians to custody the Portfolios' securities and other assets. Imperial Trust Company is compensated at an annual rate of 0.025% of the average daily net assets of each Portfolio.

ADMINISTRATOR, TRANSFER AGENT AND FUND ACCOUNTANT

Pursuant to an administrative agreement with the Trust, Forum supervises the overall management of the Trust, including overseeing the Trust's receipt of services, advising the Trust and the Trustees on matters concerning the Trust and its affairs, and providing the Trust with general office facilities and certain persons to serve as officers. For these services and facilities, Forum receives a fee at an annual rate of 0.05% of the average daily net assets of each Portfolio. Forum may, from time to time, from its own resources pay a fee to broker-dealers or other persons for distribution or other services related to the Portfolios.


As of January 1, 1997 Forum acted as administrator and distributor of registered investment companies with assets of approximately $17 billion. Forum, whose principal business address is Two Portland Square, Portland, Maine 04101, is a registered broker-dealer and is a member of the National Association of Securities Dealers, Inc. As of September 1, 1995, Forum, Forum Advisors and the FFC were each directly controlled by John Y. Keffer, an officer and Trustee of the Trust.



FFC, Two Portland Square, Portland, Maine 04101, is the Trust's transfer agent and fund accountant. For these services, FFC receives a fee of the lesser of 0.05% of the average daily net assets of the Portfolios or $48,000 for each investor in a Portfolio above one (excluding Forum and its affiliates), $6,000 per year. In addition, Forum may receive increased fees from a Portfolio depending on the number and type of securities held by the Portfolio.


EXPENSES

Each Portfolio is obligated to pay for all of its expenses. These expenses include: governmental fees; interest charges; taxes; brokerage fees and commissions; insurance premiums; investment advisory, custodial, administrative and transfer agency and fund accounting fees, as described above; compensation of certain of the Trust's Trustees, costs of membership in trade associations; fee and expenses of independent auditors and legal counsel to the Trust; and expenses of calculating the net asset value of and the net income of the Portfolios. Each Portfolio's expenses comprise Trust expenses attributable to the Portfolio, which are allocated to the Portfolio, and expenses not attributable to the Portfolio, which are allocated among all portfolios in proportion to their average net assets or as otherwise determined by the Board.

All fees of the Adviser, Forum Advisors, Forum, FFC and the custodian are accrued daily and paid monthly. Each service provider may each elect to waive (or continue to waive) all or a portion of its fees and may reimburse a Portfolio for certain expenses. Any such waivers or reimbursements will have the effect of increasing the Portfolio's performance for the period during which the waiver or reimbursement is in effect. No fee waivers may be recouped at a later date.

ITEM 6.  CAPITAL STOCK AND OTHER SECURITIES

The Trust was organized as a business trust under the laws of the State of Delaware. Under the Trust Instrument, the Trustees are authorized to issue beneficial interests in separate subtrusts or "series" of the Trust. The Trust currently has eight series; the Trust reserves the right to create and issue additional series.

Each investor in a Portfolio is entitled to participate equally in the Portfolio's earnings and assets and to a vote in proportion to the amount of its investment in the Portfolio or in the Trust as a whole. Investments in a Portfolio may not be transferred, but an investor may withdraw all or any portion of its investment at any time at net asset value ("NAV").

Investments in a Portfolio have no preemptive or conversion rights and are fully paid and non assessable, except as set forth below. The Trust is not required and has no current intention to hold annual meetings of investors, but the Trust will hold special meetings of investors when in the Trustees' judgment it is necessary or desirable to submit matters to an investor vote. Generally, beneficial interests will be voted in the aggregate without reference to a particular Portfolio, except if the matter affects only one Portfolio or Portfolio voting is required, in which case interests will be voted separately by Portfolio. Investors have the right to remove one or more Trustees without a meeting by a declaration in writing by a specified number of investors. Upon liquidation of a Portfolio, investors will be entitled to share pro rata in the Portfolio's net assets available for distribution to investors.

A Portfolio's net income consists of (1) all dividends, accrued interest (including earned discount, both original issue and market discount), and other income, including any net realized gains on the Portfolio's assets, less (2) all actual and accrued expenses of the Portfolio, amortization of any premium, and net realized losses on the Portfolio's assets, all as determined in accordance with generally accepted accounting principles. All of a Portfolio's net income is allocated pro rata among the investors in the Portfolio. Each Portfolio's net income generally is distributed to the investors in the Portfolio on a daily basis.

Under the anticipated method of the Portfolios' operations, they will not be subject to any income tax. However, each investor in a Portfolio will be taxable on its proportionate share (as determined in accordance with the Trust's Trust Instrument and the Internal Revenue Code of 1986, as amended (the "Code"), and the regulations promulgated thereunder) of the Portfolio's ordinary income and capital gain. It is intended that each Portfolio's assets, income, and distributions will be managed in such a way that an investor in the Portfolio will be able to satisfy the requirements of Subchapter M of the Code, assuming that the investor invested all of its assets in the Portfolio.

Investor inquiries may be directed to Forum Financial Services, Inc.

ITEM 7.  PURCHASE OF SECURITIES

Beneficial interests in the Portfolios are issued solely in private placement transactions that do not involve any "public offering" within the meaning of
Section 4(2) of the 1933 Act. See "Item 4. General Description of Registrant." All investments in the Portfolios are made without a sales load, at the NAV next determined after an order is received by the Portfolio.


The NAV of each Portfolio is determined as of 4:00 p.m., Eastern time ("Valuation Time"), on all weekdays, except Federal holidays and other days that the Federal reserve bank of San Francisco is closed ("Business Day").


Each investor in a Portfolio may add to or reduce its investment in a Portfolio. At the Valuation Time on each Business Day, the value of each investor's beneficial interest in a Portfolio will be determined by multiplying the Portfolio's NAV by the percentage, effective for that day, that represents that investor's share of the aggregate beneficial interests in the Portfolio. Any additions to or withdrawals of those interests which are to be effected on that day will then be effected. Each investor's share of the aggregate beneficial interests in the Portfolio then will be recomputed using the percentage equal to the fraction (1) the numerator of which is the value of the investor's investment in the Portfolio as of the Valuation Time on that day plus or minus, as the case may be, the amount of any additions to or withdrawals from such investment effected on that day and (2) the denominator of which is the Portfolio's aggregate NAV as of the Valuation Time on that day plus or minus, as the case may be, the amount of the net additions to or withdrawals from the aggregate investments in the Portfolio by all investors. The percentages so determined then will be applied to determine the value of each investor's respective interest in the Portfolio as of the Valuation Time on the following Business Day.

In order to more easily maintain a stable net asset value per share, each Portfolio's portfolio securities are valued at their amortized cost (acquisition cost adjusted for amortization of premium or accretion of discount) in accordance with Rule 2a-7. The Portfolios will only value their portfolio securities using this method if the Board believes that it fairly reflects the market-based net asset value per share. The Portfolios' other assets, if any, are valued at fair value by or under the direction of the Board.

There is no minimum initial or subsequent investment in a Portfolio. However, since each Portfolio intends to be as fully invested at all times as is reasonably practicable in order to enhance the return on its assets, investments must be made in Federal funds (i.e., monies credited to the account of the Portfolios' custodian by a Federal Reserve Bank).

The Trust reserves the right to cease accepting investments in a Portfolio at any time or to reject any investment order.

The exclusive placement agent for the Trust is Forum. Forum receives no compensation for serving as the exclusive placement agent for the Trust.

ITEM 8.  REDEMPTION OR REPURCHASE

An investor in a Portfolio may withdraw all or any portion of its investment in the Portfolio at the NAV next determined after a withdrawal request in proper form is furnished by the investor to the Trust. The proceeds of a withdrawal will be paid by a Portfolio in Federal funds normally on the Business Day after the withdrawal is effected, but in any event within seven days. Investments in a Portfolio may not be transferred. The right of redemption may not be suspended nor the payment dates postponed for more than seven days except when the New York Stock Exchange is closed (or when trading thereon is restricted) for any reason other than its customary weekend or holiday closings or under any emergency or other circumstances as determined by the Commission.

Redemptions from a Portfolio may be made wholly or partially in portfolio securities if the Board determines that payment in cash would be detrimental to the best interests of the Portfolio. The Trust has filed an election with the Commission pursuant to which each Portfolio will only consider effecting a redemption in portfolio securities if the particular holder of beneficial interest is redeeming more than $250,000 or 1% of the Portfolio's NAV, whichever is less, during any 90-day period.

ITEM 9.  PENDING LEGAL PROCEEDINGS

Not applicable.

                                        PART B
                                CORE TRUST (DELAWARE)

                               TREASURY CASH PORTFOLIO
                              GOVERNMENT CASH PORTFOLIO
                                    CASH PORTFOLIO



ITEM 10.  COVER PAGE

Not applicable.

ITEM 11.  TABLE OF CONTENTS

    General Information and History. . . . . . . . . . . . . . . .     B-1
    Investment Objectives and Policies . . . . . . . . . . . . . .     B-1
    Management of the Trust. . . . . . . . . . . . . . . . . . . .     B-9
    Control Persons and Principal Holders of Securities. . . . . .     B-11
    Investment Advisory and Other Services . . . . . . . . . . . .     B-11
    Brokerage Allocation and Other Practices . . . . . . . . . . .     B-12

    Capital Stock and Other Securities . . . . . . . . . . . . . .     B-12

    Purchase, Redemption and Pricing of Securities . . . . . . . .     B-13
    Tax Status . . . . . . . . . . . . . . . . . . . . . . . . . .     B-13

    Underwriters . . . . . . . . . . . . . . . . . . . . . . . . .     B-13
    Calculations of Performance Data . . . . . . . . . . . . . . .     B-13

    Financial Statements . . . . . . . . . . . . . . . . . . . . .     B-14

ITEM 12.  GENERAL INFORMATION AND HISTORY

Not applicable.

ITEM 13.  INVESTMENT OBJECTIVES AND POLICIES

Part A contains information about the investment objectives, policies and restrictions of Treasury Cash Portfolio, Government Cash Portfolio and Cash Portfolio (each a "Portfolio" and collectively the "Portfolios") of Core Trust (Delaware) (the "Trust"). The following discussion is intended to supplement the disclosure in Part A concerning the Portfolios' investments, investment techniques and strategies and the risks associated therewith. No Portfolio may make any investment or employ any investment technique or strategy not referenced in Part A as it relates to that Portfolio. This Part B should be read only in conjunction with Part A.

DEFINITIONS

As used in Part B, the following terms shall have the meanings listed:

    "Adviser" shall mean Linden Asset Management, Inc.

    "Board" shall mean the Board of Trustees of Core Trust.

    "Core Trust" shall mean the Core Trust (Delaware).

    "FFC" shall mean Forum Financial Corp.

    "Forum" shall mean Forum Financial Services, Inc.

    "Forum Advisors" shall mean Forum Advisors, Inc.

    "NRSRO" shall mean a nationally recognized statistical rating organization.

    "Portfolio" shall mean each of Treasury Cash Portfolio, Government Cash Portfolio and Cash Portfolio.

    "SEC" shall mean the U.S. Securities and Exchange Commission.

    "U.S. Government Securities" shall mean obligations issued or guaranteed by the U.S. Government, its agencies or instrumentalities.

    "1940 Act" shall mean the Investment Company Act of 1940, as amended.

INVESTMENT POLICIES





The Portfolios currently are prohibited from purchasing any security issued by the Federal Home Loan Mortgage Corporation. This does not prohibit the Portfolios from entering into repurchase agreements collateralized with securities issued by the Federal Home Loan Mortgage Corporation.


RATINGS AS INVESTMENT CRITERIA

Moody's Investors Service, Inc. ("Moody's"), Standard & Poor's Corporation ("S&P") and other NRSROs are private services that provide ratings of the credit quality of debt obligations. The Portfolios use these ratings in determining whether to purchase, sell or hold a security. It should be emphasized, however, that ratings are general and are not absolute standards of quality. Consequently, securities with the same maturity, interest rate and rating may have different market prices. Subsequent to its purchase by a Portfolio, an issue of securities may cease to be rated or its rating may be reduced. The Adviser, and in certain cases the Board, will consider such an event in determining whether the Portfolio should continue to hold the obligation.
Credit ratings attempt to evaluate the safety of principal and interest payments and do not evaluate the risks of fluctuations in market value. Also, rating agencies may fail to make timely changes in credit ratings in response to developments and events, so that an issuer's current financial condition may be better or worse than the rating indicates.

CORPORATE BONDS - MOODY'S INVESTORS SERVICE, INC. ("MOODY'S"). Bonds which are rated Aaa are judged by Moody's to be of the best quality. They carry the smallest degree of investment risk and are generally referred to as "gilt edged." Interest payments are protected by a large or by an exceptionally stable margin and principal is secure. While the various protective elements are likely to change, such changes as can be visualized are most unlikely to impair the fundamentally strong position of such issues.

Bonds which are rated Aa are judged to be of high quality by all standards. Together with the Aaa group, they comprise what are generally known as high-grade bonds. They are rated lower than the best bonds because margins of protection may not be as large as in Aaa securities or fluctuation of protective elements may be of greater amplitude or there may be other elements present which make the long-term risks appear somewhat larger than in Aaa securities.

CORPORATE BONDS - STANDARD & POOR'S CORPORATION ("S&P"). Bonds rated AAA have the highest rating assigned by S&P. Capacity to pay interest and repay principal is extremely strong.


Bonds rated AA have a very strong capacity to pay interest and repay principal and differ from the highest rated issues only in small degree.




CORPORATE BONDS - FITCH INVESTORS SERVICE, INC. ("FITCH"). AAA Bonds are considered to be investment grade and of the highest credit quality. The obligor has an exceptionally strong ability to pay interest and repay principal, which is unlikely to be affected by reasonably foreseeable events.





A Bonds are considered to be investment grade of high credit quality. The obligor's ability to pay interest and repay principal is considered to be strong, but may be more vulnerable to adverse changes in economic conditions and circumstances than bonds with higher ratings.

Plus and minus signs are used with a rating symbol to indicate the relative level of credit quality within the rating category. Plus and minus signs, however, are not used in the AAA category.

COMMERCIAL PAPER - MOODY'S INVESTORS SERVICE, INC. Moody's two highest ratings for short-term debt, including commercial paper, are Prime-1 and Prime-2; both are judged investment grade, to indicate the relative repayment ability of rated issuers.

Issuers (or supporting institutions) rated Prime-1 have a superior ability for repayment of senior short-term debt obligations. Prime-1 repayment ability will often be evidenced by many of the following characteristics:

-   Leading market positions in well-established industries.
-   High rates of return on funds employed.
- Conservative capitalization structure with moderate reliance on debt and ample asset protection.
- Broad margins in earnings, coverage of fixed financial charges and high internal cash generation.
- Well-established access to a range of financial markets and assured sources of alternate liquidity.

Issuers rated Prime-2 by Moody's have a strong ability for repayment of senior short-term debt obligations. This will normally be evidenced by many of the characteristics of issuers rated Prime-1 but to a lesser degree. Earnings trends and coverage ratios, while sound, may be more subject to variation. Capitalization characteristics, while still appropriate, may be more affected by external conditions. Ample alternate liquidity is maintained.


COMMERCIAL PAPER - STANDARD & POOR'S CORPORATION. S&P's two highest commercial paper ratings are A and B. Issues in this category are delineated with the numbers 1, 2 and 3 to indicate the relative degree of safety. An A-1 designation indicates that the degree of safety regarding timely payment is strong. Those issues determined to possess extremely strong safety characteristics are denoted with a plus (+) sign designation. The capacity for timely payment on issues with an A-2 designation is satisfactory. However, the relative degree of safety is not as high as for issues designated A-1. A-3 issues have an adequate capacity for timely payment. They are, however, somewhat more vulnerable to the adverse effects of changes in circumstances than obligations carrying the higher designations. Issues rated B are regarded as having only a speculative capacity for timely payment.


COMMERCIAL PAPER - FITCH INVESTORS SERVICE, INC. Fitch's short-term ratings apply to debt obligations that are payable on demand or have original maturities of generally up to three years, including commercial paper, certificates of deposit, medium-term notes, and municipal and investment notes.

F-1+. Exceptionally Strong Credit Quality. Issues assigned this rating are regarded as having the strongest degree of assurance for timely payment.

F-1. Very Strong Credit Quality. Issues assigned this rating reflect an assurance of timely payment only slightly less in degree than issues rated F-1+.

F-2. Good Credit Quality. Issues assigned this rating have a satisfactory degree of assurance for timely payment, but the margin of safety is not as great as for issues assigned F-1+ or F-1 ratings.

SMALL BUSINESS ADMINISTRATION SECURITIES

Each Portfolio may purchase securities issued by the Small Business Administration ("SBA"). SBA securities are variable rate securities that carry the full faith and credit of the United States Government, and generally have an interest rate that resets monthly or quarterly based on a spread to the Prime rate. SBA securities generally have maturities at issue of up to 25 years. No Portfolio may purchase an SBA Security if, immediately after the purchase, (i) the Portfolio would have more than 15% of its net assets invested in SBA securities or (ii) the unamortized premium minus the unaccreted discount on SBA Securities held by the Portfolio divided by the sum of the securities' par amount would exceed 2.5% (0.025).

MORTGAGE BACKED SECURITIES

The Portfolios may purchase adjustable rate mortgage backed or other asset backed securities (such as SBA securities) that are U.S. Government Securities or, in the case of Treasury Cash Portfolio, that are U.S. Treasury Securities. These securities directly or indirectly represent a participation in, or are secured by and payable from, adjustable rate mortgage or other loans which may be secured by real estate or other assets. Unlike traditional debt instruments, payments on these securities include both interest and a partial payment of principal. Prepayments of the principal of underlying loans may shorten the effective maturities of these securities. Some adjustable rate U.S. Government Securities (or the underlying loans) are subject to caps or floors that limit the maximum change in interest rate during a specified period or over the life of the security.

Adjustable rate mortgage backed securities ("MBSs") are securities that have interest rates that are reset at periodic intervals, usually by reference to some interest rate index or market interest rate. Government Cash Portfolio and Cash Portfolio will only invest in adjustable rate MBSs that are U.S. Government Securities. MBSs represent an interest in a pool of mortgages made by lenders such as commercial banks, savings associations, mortgage bankers and mortgage brokers and may be issued by governmental or government-related entities or by non-governmental entities such as commercial banks, savings associations, mortgage bankers and other secondary market issuers.

Interests in pools of MBSs differ from other forms of debt securities which normally provide for periodic payment of interest in fixed amounts with principal payments at maturity or specified call dates. In contrast, MBSs provide periodic payments which consist of interest and, in most cases, principal. In effect, these payments are a "pass-through" of the periodic payments and optional prepayments made by the individual borrowers on their mortgage loans, net of any fees paid to the issuer or guarantor of such securities. Additional payments to holders of MBSs are caused by prepayments resulting from the sale of the underlying property or the refinancing or foreclosure of the underlying mortgage loans. Such prepayments may significantly shorten the effective maturities of MBSs, and occur more often during periods of declining interest rates.

Although the rate adjustment feature of MBSs may act as a buffer to reduce sharp changes in the value of MBSs, these securities are still subject to changes in value based on changes in market interest rates or changes in the issuer's creditworthiness. Because the interest rate is reset only periodically, changes in the interest rate on MBSs may lag behind changes in prevailing market interest rates. Also, some MBSs (or the underlying mortgages) are subject to caps or floors that limit the maximum change in interest rate during a specified period or over the life of the security.

During periods of declining interest rates, income to the Portfolios derived from mortgages which are not prepaid will decrease as the coupon rate resets along with the decline in interest rates in contrast to the income on fixed-rate mortgages, which will remain constant. At times, some of the MBSs in which the Portfolios will invest will have higher-than-market interest rates, and will therefore be purchased at a premium above their par value. Unscheduled prepayments, which are made at par, will cause the Portfolios to suffer a loss equal to the unamortized premium, if any.

During periods of rising interest rates, changes in the coupon rates of the mortgages underlying the Portfolios' investments may lag behind changes in market interest rates. This may result in a slightly lower value until the coupons reset to market rates. Many MBSs in the Portfolios' portfolios will have "caps" that limit the maximum amount by which the interest rate paid by the borrower may change at each reset date or over the life of the loan and fluctuation in interest rates above these levels could cause these securities to "cap out" and to behave more like fixed-rate debt securities.

The Portfolios may purchase collateralized mortgage obligations ("CMOs"), which are collateralized by MBSs or by pools of conventional mortgages. CMOs are typically structured with a number of classes or series that have different maturities and are generally retired in sequence. Each class of bonds receives periodic interest payments according to the coupon rate on the bonds. However, all monthly principal payments and any prepayments from the collateral pool are paid first to the "Class 1" bondholders. The principal payments are such that the Class 1 bonds will be completely repaid no later than, for example, five years after the offering date. Thereafter, all payments of principal are allocated to the next most senior class of bonds until that class of bonds has been fully repaid. Although full payoff of each class of bonds is contractually required by a certain date, any or all classes of bonds may be paid off sooner than expected because of an acceleration in pre-payments of the obligations comprising the collateral pool.

Since the inception of the mortgage-related pass-through security in 1970, the market for these securities has expanded considerably. The size of the primary issuance market and active participation in the secondary market by securities dealers and many types of investors make government and government-related pass-through pools highly liquid.

Governmental or private entities may create new types of MBSs in response to changes in the market or changes in government regulation of such securities. As new types of these securities are developed and offered to investors, the Adviser may, consistent with the investment objective and policies of a Portfolio, consider making investments in such new types of securities.

WHEN-ISSUED SECURITIES AND DELAYED DELIVERY SECURITIES

Each Portfolio may purchase securities on a when-issued or delayed delivery basis. In those cases, the purchase price and the interest rate payable on the securities are fixed on the transaction date and delivery and payment may take place a month or more after the date of the transaction. At the time a Portfolio makes the commitment to purchase securities on a when-issued or delayed delivery basis, the Portfolio will record the transactions as a purchase and thereafter reflect the value each day of such securities in determining its net asset value. If a Portfolio chooses to dispose of the right to acquire a when-issued security prior to its acquisition, it could, as with the disposition of any other portfolio obligation, incur a gain or loss due to market fluctuation. Failure of an issuer to deliver the security may result in the Portfolio incurring a loss or missing an opportunity to make an alternative investment. When a Portfolio agrees to purchase a security on a when-issued or delayed delivery basis, its custodian will set aside and maintain in a segregated account cash, U.S. Government Securities or other liquid, high-grade debt securities with a market value at all times at least equal to the amount of its commitment.

ILLIQUID SECURITIES

Each Portfolio may invest up to 10% of its net assets in illiquid securities. The term "illiquid securities" for this purpose means repurchase agreements not entitling the holder to payment of principal within seven days and securities that are illiquid by virtue of legal or contractual restrictions on resale or the absence of a readily available market.

The Board has ultimate responsibility for determining whether specific securities are liquid or illiquid. The Board has delegated the function of making day-to-day determinations of liquidity to the Adviser and, with respect to certain types of restricted securities which may be deemed to be liquid, has adopted guidelines to be followed by the Adviser. The Adviser takes into account a number of factors in reaching liquidity decisions, including but not limited to (1) the frequency of trades and quotations for the security; (2) the number of dealers willing to purchase or sell the security and the number of other potential buyers; (3) the willingness of dealers to undertake to make a market in the security; (4) the nature of the marketplace trades, including the time needed to dispose of the security, the method of soliciting offers and the mechanics of the transfer; (5) whether the security is registered; and (6) if the security is not traded in the United States, whether it can be freely traded in a liquid foreign securities market. The Adviser monitors the liquidity of the securities in each Portfolio's portfolio and reports periodically to the Board.

Certificates of deposit and fixed time deposits that carry an early withdrawal penalty or mature in greater than seven days are treated by the Portfolio as illiquid securities if there is no readily available market for the instrument.

REPURCHASE AGREEMENTS

In connection with entering into repurchase agreements, the Portfolios require continual maintenance by the Trust's custodian of the market value of the underlying collateral in amounts equal to, or in excess of, the repurchase price plus the transaction costs (including loss of interest) that the Portfolios could expect to incur upon liquidation of the collateral if the counterparty defaults. In the event a counterparty defaults on its repurchase obligation, a Portfolio might suffer a loss to the extent that the proceeds from the sale of the collateral were less than the repurchase price. In the event of a counterparty's bankruptcy, a Portfolio might be delayed in, or prevented from, selling the collateral for the Portfolio's benefit. The Adviser monitors the creditworthiness of its repurchase agreement counterparties and securities borrowers under the Board's general supervision and pursuant to specific Board adopted procedures.

VARIABLE AND FLOATING RATE SECURITIES

The yield of variable and floating rate securities varies in relation to changes in specific money market rates, such as the Prime Rate. A "variable" interest rate adjusts at predetermined intervals (for example, daily, weekly or monthly), while a "floating" interest rate adjusts whenever a specified benchmark rate (such as the bank prime lending rate) changes. These changes are reflected in adjustments to the yields of the variable and floating rate securities, and different securities may have different adjustment rates. Accordingly, as interest rates increase or decrease, the capital appreciation or depreciation may be less on these obligations than for fixed rate obligations. To the extent that the Portfolios invest in long-term variable or floating rate securities, the Adviser believes that the Portfolios may be able to take advantage of the higher yield that is usually paid on long-term securities.

Cash Portfolio also may purchase variable and floating rate master notes of corporations, which are unsecured obligations redeemable upon notice that permit investment of fluctuating amounts at varying rates of interest pursuant to direct arrangement with the issuer of the instrument. These obligations include master demand notes that permit investment of fluctuating amounts at varying rates of interest pursuant to direct arrangement with the issuer of the instrument. The issuer of these obligations often has the right, after a given period, to prepay their outstanding principal amount of the obligations upon a specified number of days' notice. These obligations generally are not traded, nor generally is there an established secondary market for these obligations. To the extent a demand note does not have a seven day or shorter demand feature and there is no readily available market for the obligation, it is treated as an illiquid security.

No Portfolio may purchase a variable or floating rate security whose interest rate is adjusted based on a long-term interest rate or index, on two interest rates or indexes, on an interest rate or index that materially lags short-term market rates. All variable and floating rate securities purchased by the Portfolio have an interest rate that is adjusted based on a single short-term rate or index, such as the Prime Rate.

INVESTMENT COMPANY SECURITIES

In connection with managing their cash positions, the Portfolios may invest in the securities of other investment companies within the limits proscribed by the 1940 Act. Under normal circumstances, each Portfolio intends to invest less than 5% of the value of its net assets in the securities of other investment companies. In addition to a Portfolio's expenses (including the various fees), as a shareholder in another investment company, a Portfolio would bear its pro rata portion of the other investment company's expenses (including fees).

ZERO-COUPON SECURITIES

All zero-coupon securities in which the Portfolio invests will have a maturity of less than 13 months.

INVESTMENT LIMITATIONS

FUNDAMENTAL LIMITATIONS

The Portfolios have adopted the following fundamental investment limitations that cannot be changed without the affirmative vote of the lesser of (i) more than 50% of the outstanding interests of the Portfolio or (ii) 67% of the shares of the Portfolio present or represented at an interestholders meeting at which the holders of more than 50% of the outstanding interests of the Portfolio are present or represented. Each Portfolio may not:

    (1) With respect to 75% of its assets, purchase a security other than a U.S. Government Security if, as a result, more than 5% of the Portfolio's total assets would be invested in the securities of a single issuer.

    (2) Purchase securities if, immediately after the purchase, more than 25% of the value of the Portfolio's total assets would be invested in the securities of issuers having their principal business activities in the same industry; provided, however, that there is no limit on investments in U.S. Government Securities.

    (3) Underwrite securities of other issuers, except to the extent that the Portfolio may be considered to be acting as an underwriter in connection with the disposition of portfolio securities.

    (4) Purchase or sell real estate or any interest therein, except that the Portfolio may invest in debt obligations secured by real estate or interests therein or issued by companies that invest in real estate or interests therein.

    (5) Purchase or sell physical commodities or contracts relating to physical commodities, provided that currencies and currency-related contracts will not be deemed to be physical commodities.

    (6) Borrow money, except for temporary or emergency purposes (including the meeting of redemption requests) and except for entering into reverse repurchase agreements, provided that borrowings do not exceed 33 1/3% of the value of the Portfolio's total assets.

    (7) Issue senior securities except as appropriate to evidence indebtedness that the Portfolio is permitted to incur, and provided that the Portfolio may issue shares of additional series or classes that the Trustees may establish.

    (8) Make loans except for loans of portfolio securities, through the use of repurchase agreements, and through the purchase of debt securities that are otherwise permitted investments.

    (9) With respect to Government Cash Portfolio, purchase or hold any security that (i) a Federally chartered savings association may not invest in, sell, redeem, hold or otherwise deal pursuant to law or regulation, without limit as to percentage of the association's assets and (ii) pursuant to 12 C.F.R. Section 566.1 would cause shares of the Portfolio not to be deemed to be short term liquid assets when owned by Federally chartered savings associations.

In addition the Portfolios have adopted a fundamental policy which provides that, notwithstanding any other investment policy or restriction (whether fundamental), the Portfolio may invest all of its assets in the securities of a single pooled investment fund having substantially the same investment objectives, policies and restrictions as the Portfolio.

NONFUNDAMENTAL LIMITATIONS

The Portfolios have adopted the following nonfundamental investment limitations that may be changed by the Board without interestholder approval. Each Portfolio may not:

    (a) With respect to 100% of its assets, purchase a security other than a U.S. Government Security if, as a result, more than 5% of the Portfolio's total assets would be invested in the securities of a single issuer, unless the investment is permitted by Rule 2a-7 under the 1940 Act.

    (b) Purchase securities for investment while any borrowing equaling 5% or more of the Portfolio's total assets is outstanding; and if at any time the Portfolio's borrowings exceed the Portfolio's investment limitations due to a decline in net assets, such borrowings will be promptly (within three days) reduced to the extent necessary to comply with the limitations. Borrowing for purposes other than meeting redemption requests will not exceed 5% of the value of the Portfolio's total assets.

    (c) Purchase securities that have voting rights, except the Portfolio may invest in securities of other investment companies to the extent permitted by the 1940 Act.

    (d) Purchase securities on margin, or make short sales of securities, except for the use of short-term credit necessary for the clearance of purchases and sales of portfolio securities.

    (e) Invest in securities (other than fully-collateralized debt obligations) issued by companies that have conducted continuous operations for less than three years, including the operations of predecessors (unless guaranteed as to principal and interest by an issuer in whose securities the Portfolio could invest), if as a result, more than 5% of the value of the Portfolio's total assets would be so invested.

    (f) Invest in or hold securities of any issuer other than the Portfolio if, to the Portfolio's knowledge, those Trustees and officers of the Trust or the Portfolio's investment adviser, individually owning beneficially more than 1/2 of 1% of the securities of the issuer, in the aggregate own more than 5% of the issuer's securities.

    (g) Invest in oil, gas or other mineral exploration or development programs, or leases, or in real estate limited partnerships; provided that the Portfolio may invest in securities issued by companies engaged in such activities.

    (h) Acquire securities or invest in repurchase agreements with respect to any securities if, as a result, more than 10% of the Portfolio's net assets (taken at current value) would be invested in repurchase agreements not entitling the holder to payment of principal within seven days and in securities that are illiquid by virtue of legal or contractual restrictions on resale or the absence of a readily available market.

OTHER INFORMATION

Except as required by the 1940 Act, if a percentage restriction on investment or utilization of assets is adhered to at the time an investment is made, a later change in percentage resulting from a change in the market values of a Portfolio's assets, the change in status of a security or purchases and redemptions of shares will not be considered a violation of the limitation. For purposes of limitation (2): (i) loan participations are considered to be issued by both the issuing bank and the underlying corporate borrower; (ii) utility companies are divided according to their services (for example, gas, gas transmission, electric and telephone will each be considered a separate industry); and (iii) financial service companies will be classified according to the end users of their services, for example, automobile finance, bank finance and diversified finance will each be considered a separate industry.

ITEM 14.   MANAGEMENT OF THE TRUST

TRUSTEES AND OFFICERS


The Trustees and officers of the Trust and their principal occupations during the past five years are set forth below. Each Trustee who is an "interested person" (as defined by the 1940 Act) of the Trust is indicated by an asterisk.




John Y. Keffer*, Chairman and President (age 54).



    President and Director, Forum Financial Services, Inc. (a registered broker-dealer), Forum Financial Corp. (a registered transfer agent) and Forum Advisors, Inc. (a registered investment adviser). Mr. Keffer is a Trustee/Director and/or officer of various registered investment companies for which Forum Financial Services, Inc. serves as manager, administrator and/or distributor. His address is Two Portland Square, Portland, Maine 04101.






Costas Azariadis, Trustee (age 52).

    Professor of Economics, University of California, Los Angeles, since July 1992. Prior thereto, Dr. Azariadis was Professor of Economics at the University of Pennsylvania. His address is Department of Economics, University of California, Los Angeles, 405 Hilgard Avenue, Los Angeles, California 90024.


James C. Cheng, Trustee (age 53).


    Founder and President, Technology Marketing Associates (a marketing company for small and medium size businesses in New England) since 1991. During November 1991 to September 1994, Mr. Cheng provided marketing and sales support to Forum. Mr. Cheng was President of Network Dynamics, Inc. (a software development company). Prior thereto His address is 27 Temple Street, Belmont, MA 02718.


J. Michael Parish, Trustee (age 52).



    Partner at the law firm of Reid & Priest. Prior to 1995, Mr. Parish was a partner at Winthrop Stimson Putnam & Roberts since 1989. His address is 40 West 57th Street, New York, New York.



Sara M. Clark, Vice President, Assistant Secretary and Assistant Treasurer (age __).



    Managing Director, Forum Financial Services, Inc., with which she has been associated since 1994. Prior thereto, from 1991 to 1994 Ms. Clark was Controller of Wright Express Corporation (a national credit card company) and for six years prior thereto was employed at Deloitte & Touche LLP as an accountant. Ms. Clark is also an officer of various registered investment companies for which Forum Financial Services, Inc. serves as manager, administrator and/or distributor. Her address is Two Portland Square, Portland, Maine 04101.



Thomas G. Sheehan, Vice President and Assistant Secretary (age 42).


    Counsel, Forum Financial Services, Inc. since October, 1993. Prior thereto, Mr. Sheehan was a Special Counsel in the Division of Investment Management of the U.S. Securities and Exchange Commission in Washington, D.C. His address is Two Portland Square, Portland, Maine 04101.


Richard C. Butt, Treasurer (age __).

    CPA, Managing Director, Operations, Forum Financial Corp. since 1996.
    Prior thereto, Mr. Butt was a consultant in the financial services division of KPMG Peat Marwick LLP ("KPMG"). Prior to his employment at KPMG, Mr. Butt was President of 440 Financial Distributors, Inc., the distribution subsidiary of 440 Financial Group, and Senior Vice President of the parent company. Prior thereto, he was a Vice President at Fidelity Services Company. Mr. Butt is responsible for fund accounting and transfer agency at Forum. His address is Two Portland Square, Portland, Maine 04101.

David I. Goldstein, Secretary (age 35).

    Counsel, Forum Financial Services, Inc., with which he has been associated since 1991. Prior thereto, Mr. Goldstein was associated with the law firm of Kirkpatrick & Lockhart, LLP. Mr. Goldstein is also an officer of various registered investment companies for which Forum Financial Services, Inc. serves as manager, administrator and/or distributor. His address is Two Portland Square, Portland, Maine 04101.






Renee A. Walker, Assistant Secretary (age __).

    Fund Administrator, Forum Financial Services, Inc., with which she has been associated since 1994. Prior thereto, Ms. Walker was an administrator at Longwood Partners (the manager of a hedge fund partnership) for a year. From 1991 to 1993, Ms. Walker was a sales representative assistant at PaineWebber Incorporated (a broker-dealer). Her address is Two Portland Square, Portland, Maine 04101.


Each Trustee of the Trust (other than persons who are interested persons of the Trust) is paid $1,000 for each Board meeting attended (whether in person or by electronic communication) plus $100 per active portfolio of the Trust and is paid $1,000 for each Committee meeting attended on a date when a Board meeting is not held. To the extent a meeting relates to only certain portfolios of the Trust, Trustees are paid the $100 fee only with respect to those portfolios. Trustees are also reimbursed for travel and related expenses incurred in attending meetings of the Board. No officer of the Trust is compensated by the Trust.


The following table provides the aggregate compensation paid to the Trustees of the Trust by the Trust. Information is presented for the year ended August 31, 1996, the Portfolios' fiscal year end.

                                  Total Compensation
                                    from the Trust
Costas Azariadis                       $5,300
James C. Cheng                         $5,300
J. Michael Parish                      $5,300


ITEM 15.  CONTROL PERSONS AND PRINCIPAL HOLDERS OF SECURITIES

Prior to the commencement of each Portfolio's operations Forum Financial Services, Inc. owned all of the outstanding interests in each Portfolio. It is expected that, at the time of each Portfolio's commencement of operations, Treasury Cash Fund, Government Cash Fund and Cash Fund, separate series of Monarch Funds, a Delaware business trust registered with the SEC as an open-end management investment company, will invest all of their investable assets in Treasury Cash Portfolio, Government Cash Portfolio and Cash Portfolio, respectively, and control the Portfolios.

Monarch Funds has informed the Trust that whenever a fund of Monarch Funds is requested to vote on matters pertaining to a Portfolio, the fund will hold a meeting of its shareholders and will cast its vote as instructed by its shareholders. This only applies to matters for which the fund would be required to have a shareholder meeting if it directly held investment securities rather than invested in a Portfolio. It is anticipated that any other registered investment company (or series thereof) that may in the future invest in a Portfolio will follow the same or a similar practice.

ITEM 16.  INVESTMENT ADVISORY AND OTHER SERVICES

INVESTMENT ADVISORY SERVICES

Linden Asset Management, Inc. acts as investment adviser to each Portfolio pursuant to an investment advisory agreement with the Trust and is required to furnish at its expense all services, facilities and personnel necessary in connection with managing the investments of, and effecting portfolio transactions for, the Portfolios. Forum Advisors, Inc. serves as an investment subadviser to each Portfolio pursuant to an investment advisory agreement with the Adviser and the Trust. Pursuant to its agreement, from time to time Forum Advisors provides the Adviser with assistance regarding certain of the Adviser's responsibilities to the Portfolios, including management of all or part of the Portfolios' investment portfolios.

The investment advisory agreements for each Portfolio will continue in effect only if such continuance is specifically approved at least annually by the Board or by vote of the interestholders of the Portfolio, and, in either case, by a majority of the Trustees who are not parties to the agreement or interested persons of any such party, at a meeting called for the purpose of voting on the agreement.

The Adviser's investment advisory agreement with respect to a Portfolio is terminable without the payment of penalty, (i) by the Board or by a vote of a majority of the Portfolio's outstanding voting securities (as defined in the 1940 Act) on 60 days' written notice to the Adviser, or (ii) by the Adviser on 60 days' written notice to the Trust. Forum Advisor's The Adviser's investment advisory agreement with respect to a Portfolio is terminable without the payment of penalty, (i) by the Board or by a vote of a majority of the Portfolio's outstanding voting securities (as defined in the 1940 Act) on 60 days' written notice to the Adviser, or (ii) by the Adviser or Forum Advisors on 60 days' written notice to the Trust. With respect to each Portfolio, each investment advisory agreement terminates automatically upon its assignment.

The investment advisory agreements provide that the Adviser and Forum Advisors may render service to others.

ADMINISTRATIVE SERVICES

Pursuant to an administration agreement with the Trust, Forum supervises the overall administration of the Trust which includes, among other responsibilities, overseeing the performance of administrative and professional services rendered to the Trust by others, including its custodian, transfer agent and fund accountant as well as legal and auditing services; preparing and printing the periodic updating of the Trust's registration statement, tax returns, and reports to interestholders and the SEC; preparing, filing and maintaining the Trust's governing documents; preparing and disseminating materials for meetings of the Board; and providing the Trust with general office facilities.

The Administration Agreement between Forum and the Trust will continue in effect with respect to a Portfolio only if such continuance is specifically approved at least annually by the Board or by the interestholders of that portfolio and, in either case, by a majority of the Trustees who are not parties to the agreement or interested persons of any such party.


The Administration Agreement with respect to each Portfolio may be terminated without the payment of any penalty, (i) by the Board or by vote of a majority of the Portfolio's outstanding voting securities (as defined in the 1940) Act on 60 days' written notice to Forum or (ii) by Forum on 60 days' written notice to the Trust.


CUSTODIAN

Pursuant to a Custodian Contract with the Trust, Imperial Trust Company, 201 N. Figueroa Street, Suite 610, Los Angeles, California 90012, a subsidiary of Imperial Bank, acts as the custodian of each Portfolio's assets. The custodian's responsibilities include safeguarding and controlling the Portfolios cash and securities and determining income payable on and collecting interest on Portfolio investments. The Trust pays the custodian a fee at an annual rate of 0.025% of each Portfolio's average daily net assets.

INDEPENDENT AUDITORS


KPMG Peat Marwick LLP serves as independent auditors for the Portfolios.


ITEM 17.  BROKERAGE ALLOCATION AND OTHER PRACTICES

Purchases and sales of portfolio securities for each Portfolio usually are principal transactions. Portfolio securities are normally purchased directly from the issuer or from an underwriter or market maker for the securities. Purchases from underwriters of portfolio securities include a commission or concession paid by the issuer to the underwriter, and purchases from dealers serving as market makers include the spread between the bid and asked price. While the Trust does not anticipate that the Portfolios will pay any amounts of commission, in the event a Portfolio pays brokerage commissions or other transaction-related compensation, the payments may be made to broker-dealers who pay expenses of the Portfolio that it would otherwise be obligated to pay itself. Any transaction for which a Portfolio pays transaction-related compensation will be effected at the best price and execution available, taking into account the amount of any payments made on behalf of the Portfolio by the broker-dealer effecting the transaction.

Allocations of transactions to dealers and the frequency of transactions are determined for each Portfolio by the Adviser in its best judgment and in a manner deemed to be in the best interest of interestholders of that Portfolio rather than by any formula. The primary consideration is prompt execution of orders in an effective manner and at the most favorable price available to the Portfolio.

Investment decisions for the Portfolios will be made independently from those for any other account or investment company that is or may in the future become managed by the Adviser, Forum Advisors or their respective affiliates. If, however, a Portfolio and other investment companies or accounts managed by the Adviser or Forum Advisors are contemporaneously engaged in the purchase or sale of the same security, the transactions may be averaged as to price and allocated equitably to each account. In some cases, this policy might adversely affect the price paid or received by a Portfolio or the size of the position obtainable for the Portfolio. In addition, when purchases or sales of the same security for a Portfolio and for other investment companies managed by the Adviser or Forum Advisors occur contemporaneously, the purchase or sale orders may be aggregated in order to obtain any price advantages available to large denomination purchases or sales.

ITEM 18.  CAPITAL STOCK AND OTHER SECURITIES

Under the Trust Instrument, the Trustees are authorized to issue beneficial interest in one or more separate and distinct series. Investments in each Portfolio have no preference, preemptive, conversion or similar rights and are fully paid and nonassessable, except as set forth below. Each investor in a Portfolio is entitled to a vote in proportion to the amount of its investment therein. Investors in the Portfolios will all vote together in certain circumstances (e.g., election of the Trustees and ratification of auditors, as required by the 1940 Act and the rules thereunder). One or more Portfolios could control the outcome of these votes. Investors do not have cumulative voting rights, and investors holding more than 50 percent of the aggregate interests in the Trust or in a Portfolio, as the case may be, may control the outcome of votes. The Trust is not required and has no current intention to hold annual meetings of investors, but the Trust will hold special meetings of investors when (1) a majority of the Trustees determines to do so or
(2) investors holding at least 10 percent of the interests in the Trust (or a Portfolio) request in writing a meeting of investors in the Trust (or Portfolio). Except for certain matters specifically described in the Trust Instrument, the Trustees may amend the Trust's Trust Instrument without the vote of investors.

The Trust, with respect to a Portfolio, may enter into a merger or consolidation, or sell all or substantially all of its assets, if approved by the Trust's Board. A Portfolio may be terminated (1) upon liquidation and distribution of its assets, if approved by the vote of a majority of the Portfolio's outstanding voting securities (as defined in the 1940 Act) or (2) by the Trustees on written notice to the Portfolio's investors. Upon liquidation or dissolution of any Portfolio, the investors therein would be entitled to share pro rate in its net assets available for distribution to investors.

The Trust is organized as a business trust under the laws of the State of Delaware. The Trust's interestholders are not personally liable for the obligations of the Trust under Delaware law. The Delaware Business Trust Act provides that an interestholder of a Delaware business trust shall be entitled to the same limitation of liability extended to shareholders of private corporations for profit. However, no similar statutory or other authority limiting business trust interestholder liability exists in many other states, including Texas. As a result, to the extent that the Trust or an interestholder is subject to the jurisdiction of courts in those states, the courts may not apply Delaware law, and may thereby subject the Trust to liability. To guard against this risk, the Trust Instrument of the Trust disclaims liability for acts or obligations of the Trust and requires that notice of such disclaimer be given in each agreement, obligation and instrument entered into by the Trust or its Trustees, and provides for indemnification out of Trust property of any interestholder held personally liable for the obligations of the Trust. Thus, the risk of an interestholder incurring financial loss beyond his investment because of shareholder liability is limited to circumstances in which (1) a court refuses to apply Delaware law, (2) no contractual limitation of liability is in effect, and (3) the Trust itself is unable to meet its obligations. In light of Delaware law, the nature of the Trust's business, and the nature of its assets, the Board believes that the risk of personal liability to a Trust interestholder is extremely remote.

ITEM 19.  PURCHASE, REDEMPTION AND PRICING OF SECURITIES

Interests in the Portfolios are issued solely in private placement transactions that do not involve any "public offering" within the meaning of section 4(2) of the 1933 Act. See Items 4, 7 and 8 in Part A.

ITEM 20.  TAX STATUS

Each Portfolio will be classified for federal income tax purposes as a separate partnership that will not be a "publicly traded partnership." As a result, no Portfolio will be subject to federal income tax; instead, each investor in a Portfolio will be required to take into account in determining its federal income tax liability its share of the Portfolio's income, gains, losses, deductions, and credits, without regard to whether it has received any cash distributions from the Portfolio. Each Portfolio also will not be subject to Delaware income or franchise tax.

Each investor in a Portfolio will be deemed to own a proportionate share of the Portfolio's assets, and to earn a proportionate share of the Portfolio's income, for, among other things, purposes of determining whether the investor satisfies the requirements to qualify as a regulated investment company ("RIC"). Accordingly, each Portfolio intends to conduct its operations so that its investors that intend to qualify as RICs ("RIC investors") will be able to satisfy all those requirements.

Distributions to an investor from a Portfolio (whether pursuant to a partial or complete withdrawal or otherwise) will not result in the investor's recognition of any gain or loss for federal income tax purposes, except that (1) gain will be recognized to the extent any cash that is distributed exceeds the investor's basis for its interest in the Portfolio before the distribution, (2) income or gain will be recognized if the distribution is in liquidation of the investor's entire interest in the Portfolio and includes a disproportionate share of any unrealized receivables held by the Portfolio, (3) loss will be recognized if a liquidation distribution consists solely of cash and/or unrealized receivables, and (4) gain or loss may be recognized on a distribution to an investor that contributed property to the Portfolio. An investor's basis for its interest in a Portfolio generally will equal the amount of cash and the basis of any property it invests in the Portfolio, increased by the investor's share of the Portfolio's net income and gains and decreased by (a) the amount of cash and the basis of any property the Portfolio distributes to the investor and (b) the investor's share of the Portfolio's losses.

ITEM 21.  UNDERWRITERS


Forum Financial Services, Inc., Two Portland Square, Portland, Maine 04101, the Portfolios' administrator, will serve as the Trust's placement agent. Forum will receive no compensation for such placement agent services.


ITEM 22.  CALCULATIONS OF PERFORMANCE DATA

Not applicable.

ITEM 23.  FINANCIAL STATEMENTS


The Schedules of Investments, Statements of Assets and Liabilities, Statements of Operations, Statements of Changes in Net Assets, and notes thereto, of the Portfolios for the fiscal year ended August 31, 1996 and the Independent Auditors' Report thereon are incorporated herein by reference.

                                        PART C
                                  OTHER INFORMATION

ITEM 24. FINANCIAL STATEMENTS AND EXHIBITS.

(A) FINANCIAL STATEMENTS.

    INCLUDED IN PART A

         Not Applicable.

    INCLUDED IN PART B





         Schedules of Investments, Statements of Assets and Liabilities, Statements of Operations, Statements of Changes in Net Assets, and notes thereto, of the Portfolios for the fiscal year ended August 31, 1996 and the Independent Auditors' Report thereon, were filed with the Securities and Exchange Commission on November 8, 1996 pursuant to Rule 30b2-1 under the Investment Company Act of 1940, as amended, and incorporated herein by reference.


(B) EXHIBITS:


    (1)  Copy of Trust Instrument (See Note A).


    (2)  Not Applicable.

    (3)  Not Applicable.

    (4)  Not Applicable.

    (5) (a) Copy of the Investment Advisory Agreement between Registrant and Norwest Bank Minnesota, N.A ("Norwest") (See Note B).

         (b) Copy of the Investment Advisory Agreement between Registrant and Schroder Capital Management International Inc.(See Note B).

         (c) Copy of the amended Investment Advisory Agreement between Registrant and Linden Asset Management, Inc., (See Note C).


         (d) Copy of the Investment Advisory Agreement among Registrant, Linden Asset Management, Inc. and Forum Advisors, Inc. (See Note
              B).


         (e) Copy of the Investment Advisory Agreement between Registrant and Forum Advisors, Inc. relating to the Treasury Portfolio of Registrant (See Note B).


         (f) Copy of the Investment Advisory Agreement among Registrant, Forum Advisors, Inc., and Linden Asset Management, Inc. relating to the Treasury Portfolio of Registrant (See Note B).


         (g) Copy of the Investment Advisory Agreement between Registrant and Linden Asset Management, Inc. relating to the Treasury Portfolio of Registrant (See Note B).


    (6)  Not required.

    (7)  Not Applicable.

    (8) (a) Copy of the Custodian Agreement between Registrant and Norwest (See Note B).

         (b) Copy of the Custodian Agreement between Registrant and The Chase Manhattan Bank, N.A. ("Chase") (See Note B).

         (c) Copy of the Foreign Subcustody Agreement between Chase and various foreign subcustodians (See Note A).

         (d) Copy of the Custodian Agreement between Registrant and Imperial Trust Company (See Note B).

         (e) Copy of the Custodian Agreement between Registrant and First National Bank of Boston, N.A. (See Note B).

    (9) (a) Copy of the Administration Agreement between Registrant and Forum Financial Services, Inc. (See Note B).

         (b) Copy of the Fund Accounting Agreement between Registrant and Forum Financial Corp. (See Note B).

         (c) Copy of the Placement Agent Agreement between Registrant and Forum. (See Note B).

         (d) Copy of the Administration Agreement between Registrant and Forum with respect to Treasury Cash Portfolio, Government Cash Portfolio, Cash Portfolio and Treasury Portfolio. (See Note B).

         (e) Copy of the Fund Accounting Agreement between Registrant and Forum Financial Corp. with respect to Treasury Cash Portfolio, Government Cash Portfolio, Cash Portfolio and Treasury Portfolio. (See Note B).

         (f) Copy of the Placement Agent Agreement between Registrant and Forum with respect to Treasury Cash Portfolio, Government Cash Portfolio, Cash Portfolio and Treasury Portfolio. (See Note B).

    (10) Not required.

    (11) Not required.

    (12) Not required.

    (13) Not Applicable.

    (14) Not Applicable.

    (15) Not Applicable.

    (16) Not Applicable.

Note A:  Filed in Registrant's Registration Statement on November 10, 1994.


Note B: Filed in Amendment No. 5 to Registrant's Registration Statement on September 30, 1996.



Note C:  Filed herewith.

ITEM 25. PERSONS CONTROLLED BY OR UNDER COMMON CONTROL WITH REGISTRANT.

As of December 31, 1996 substantially all of the securities of International Portfolio, International Portfolio II, Small Company Portfolio and Index Portfolio were owned by various series of Norwest Advantage Funds, a registered open-end management investment company. Also as of December 31, 1996, substantially all of the securities of Treasury Cash Portfolio, Government Cash Portfolio and Cash Portfolio were owned by various series of Monarch Funds, a registered-open-end management investment company.

ITEM 26. NUMBER OF HOLDERS OF SECURITIES AS OF DECEMBER 31, 1996

    Title of Class of Shares
    of Beneficial Interest                                 Number of Holders
    ------------------------                               -----------------

    International Portfolio                                       2
    International Portfolio II                                    6
    Small Company Portfolio                                       6
    Index Portfolio                                               5
    Treasury Cash Portfolio                                       2
    Government Cash Portfolio                                     2
    Cash Portfolio                                                3
    Treasury Portfolio                                            2


ITEM 27. INDEMNIFICATION.


    The Trust currently holds a directors' and officers' errors and omissions insurance policy jointly with Forum Funds, the terms of which are consistent with industry standards. The policy provides generally for the indemnification against loss by the insured in connection with a judgment of liability in certain litigation arising from the insured's wrongful act or an error, act or omission by a person for whom the insured becomes legally responsible. The policy provides coverage in the amount of $6,000,000. The policy premiums are allocated between the Trust and Forum Funds based upon the pro rata share of assets of each insured. The Trust's trustees and officers also are insured under the Trust's fidelity bond purchased pursuant to Rule 17j-1 under the Investment Company Act of 1940, as amended (the "Act").


    The general effect of Article 5 of Registrant's Trust Instrument is to indemnify existing or former trustees and officers of the Trust to the fullest extent permitted by law against liability and expenses. There is no indemnification if, among other things, any such person is adjudicated liable to the Registrant or its shareholders by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office. This description is modified in its entirety by the provisions of
Article 5 of Registrant's Trust Instrument as filed in Amendment No. 6 to Registrant's Registration Statement on October 11, 1996, and incorporated herein by reference.



    Provisions of each of Registrant's investment advisory agreements provide that the respective investment adviser shall not be liable for any mistake of judgment or in any event whatsoever, except for lack of good faith, provided that nothing shall be deemed to protect, or purport to protect, the investment adviser against any liability to Registrant or to Registrant's interestholders to which the investment adviser would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence in the performance of the investment adviser's duties, or by reason of the investment adviser's reckless disregard of its obligations and duties hereunder. This description is modified in its entirety by the provisions of Registrant's Investment Advisory Agreements contained in Amendment No. 6 to Registrant's Registration Statement on October 11, 1996, and incorporated herein by reference.

    As custodian to certain portfolios of the Trust, under Section 18 of its custodian agreement Norwest is not liable for any action taken in good faith reliance upon the advice or statements of certain experts. Under that agreement, the Trust has agreed to indemnify and hold Norwest harmless for any loss, claim, damage or expense arising out of the custodian relationship; provided such loss, claim, damage or expense is not the direct result of the Custodian's negligence or willful misconduct. This description is modified in its entirety by the provisions of Registrant's Custodian Agreement as filed in Amendment No. 6 to Registrant's Registration Statement on October 11, 1996, and incorporated herein by reference.


    The indemnification provisions set forth under Section 1 paragraphs (f) and
(g) of the Placement Agent Agreement between FFSI (defined as "Forum" under the agreement) and the Trust, specifically provide as follows:

         (f) The Trust agrees to indemnify, defend and hold Forum, its several officers and directors, and any person who controls Forum within the meaning of Section 15 of the 1933 Act or Section 20 of the Securities Exchange Act of 1934 (the "1934 Act") (for purposes of this Section 1(f), collectively, "Covered Persons") free and harmless from and against any and all claims, demands, liabilities and any counsel fees incurred in connection therewith) which any Covered Person may incur under the 1933 Act, the 1934 Act, common law or otherwise, arising out of or based on any untrue statement of a material fact contained in any registration statement, private placement memorandum or other offering material ("Offering Material") or arising out of or based on any omission to state a material fact required to be stated in any Offering Material or necessary to make the statements in any Offering Material not misleading, provided, however, that the Trust's agreement to indemnify Covered Persons shall not be deemed to cover any claims, demands, liabilities or expenses arising out of any financial and other statements as are furnished in writing to the Trust by Forum in its capacity as Placement Agent for use in the answers to any items of any registration statement or in any statements made in any Offering Material, or arising out of or based on any omission or alleged omission to state a material fact in connection with the giving of such information required to be stated in such answers or necessary to make the answers not misleading; and further provided that the Trust's agreement to Section 1(e)shall not be deemed to cover any liability to the Trust or its investors to which a Covered Person would otherwise be subject by reason or willful misfeasance, bad faith or gross negligence in the performance of its duties, or by reason of a Covered Person's reckless disregard of its obligations and duties under this Agreement. The Trust shall be notified of any action brought against a Covered Person, such notification to be given by letter or by telegram addressed to the Secretary of the Trust, promptly after the summons or other first legal process shall have been duly and completely served upon such Covered Person. The failure to notify the Trust of any such action shall not relieve the Trust from any liability except to the extent that the Trust shall have been prejudiced by such failure, or from any liability that the Trust may have to the

    Covered Person against whom such action is brought by reason of any such untrue statement or omission, otherwise than on account of the Trust's indemnity agreement contained in this Section 1(f). The Trust will be entitled to assume the defense of any suit brought to enforce any such claim, demand or liability, but in such case such defense shall be conducted by counsel chosen by the Trust and approved by Forum, the defendant or defendants in such suit shall bear the fees and expenses of any additional counsel retained by any of them; but in case the Trust does not elect to assume the defense of any such suit, or in case Forum reasonably does not approve of counsel chosen by the Trust, the Trust will reimburse the Covered Person named as defendant in such suit, for the fees and expenses of any counsel retained by Forum or such Covered Person. The Trust's indemnification agreement contained in this Section (f) and the Trust's representations and warranties in this Agreement shall remain operative and in full force and effect regardless of any investigation made by or on behalf of Covered Persons, and shall survive the delivery of any Interests. This agreement of indemnity will inure exclusively to Covered Persons and their successors. The Trust agrees to notify Forum promptly of the commencement of any litigation or proceedings against the Trust or any of its officers or Trustees in connection with the issue and sale of any Interests.

    (g) Forum agrees to indemnify, defend and hold the Trust, its several officers and trustees, and any person who controls the Trust within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act (for purposes of this Section 1(g) collectively, "Covered Persons") free and harmless from and against any and all claims, demands, liabilities and expenses (including the costs of investigating or defending such claims, demands, liabilities and any counsel fees incurred in connection therewith) that Covered Persons may incur under the 1933 Act, the 1934 Act, or common law or otherwise, but only to the extent that such liability or expense incurred by a Covered Person resulting from such claims or demands shall arise out of or be based on any untrue statement of a material fact contained in information furnished in writing by Forum in its capacity as Placement Agent to the Trust for use in the answers to any of the items of any registration statement or in any statements in any Offering Material or shall arise out of or be based on any omission to state a material fact in connection with such information furnished in writing by Forum to the Trust required to be stated in such answers or necessary to make such information not misleading. Forum shall be notified of any action brought against a Covered Person, such notification to be given by letter or telegram addressed to Forum, Attention: Legal Department, promptly after the summons or other first legal process shall have been duly and completely served upon such Covered Person. Forum shall have the right of first control of the defense of the action with counsel of its own choosing satisfactory to the Trust if such action is based solely on such alleged misstatement or omission on Forum's part, and in any other event each Covered Person shall have the right to participate in the defense or preparation of the defense of any such action. The failure to so notify Forum of any such action shall not relieve Forum from any liability except to the extent that

    Forum shall have been prejudiced by such failure, or from any liability that Forum may have to Covered Persons by reason of any such untrue or alleged untrue statement, or omission or alleged omission, otherwise than on account of Forum's indemnity agreement contained in this Section 1(g).

    Insofar as indemnification for liability arising under the Securities Act of 1933 may be permitted to trustees, officers and controlling persons of the Trust pursuant to the foregoing provisions, or otherwise, the Trust has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Trust of expenses incurred or paid by a trustee, officer or controlling person of the Trust in the successful defense of any action, suit or proceeding) is asserted by such trustee, officer or controlling person in connection with the securities being registered, the Trust will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

ITEM 28. BUSINESS AND OTHER CONNECTIONS OF INVESTMENT ADVISERS.

NORWEST BANK MINNESOTA, N.A.

The description of Norwest Bank Minnesota, N.A. in Parts A and B of this Registration Statement are incorporated by reference herein.

The following are the directors and principal executive officers of Norwest Bank Minnesota, N.A., including their business connections which are of a substantial nature. The address of Norwest Corporation, the parent of Norwest Bank Minnesota, N.A., is Norwest Center, Sixth Street and Marquette Avenue, Minneapolis, MN 55479. Unless otherwise indicated below, the principal business address of any company with which the directors and principal executive officers are connected is also Sixth Street and Marquette Avenue, Minneapolis, MN 55479.

    James R. Campbell, Director, President and Chief Executive Officer, has held this position for the last two years. Mr. Campbell is also Executive Vice President of Norwest Corporation, Director and Chairman of Norwest Investment Advisors, Inc., and a Director of Flore Properties, Inc., Centennial Investment Corporation and Peregrine Capital Management, Inc., which is located at LaSalle Plaza, 800 LaSalle Avenue, Suite 1850, Minneapolis, Minnesota 55402-2056. Mr. Campbell is also a Director of a number of non-profit organizations located in Minneapolis, Minnesota. Within the last two years Mr. Campbell was a Director of Norwest Insurance, Inc. and Norwest Equipment Finance, Inc.

    Michael A. Graf, Controller and Cashier, also serves as Senior Vice President and Controller of Norwest Corporation.

    A. Rodney Boren, Jr., Executive Vice President, has served in various capacities as an employee of Norwest Bank Minnesota, N.A. and/or its affiliates during the last two years. Mr. Boren is also a Director of Norwest Trust Company, New York, New York and Norwest Foundation.

    P. Jay Kiedrowski, Executive Vice President, has served in various capacities as an employee of Norwest Bank Minnesota, N.A. and/or its affiliates since August 1987. Mr. Kiedrowski is also a Director and Chairman of the Board of Norwest Investment Management, Inc. and President of Norwest Investment Management, a part of Norwest.

    Scott A. Kisting, Director and Executive Vice President, is also a Director of Norwest Insurance, Inc., IntraWest Insurance Company and Fidelity National Life Insurance Company.

    Edgar M. Morsman, Jr., Executive Vice President and Chief Lending Officer, has served in various capacities as an employee of Norwest Bank Minnesota, N.A. and/or its affiliates during the last two years. Mr. Morsman is also a Director of Centennial Investment Corporation, First Interstate Equipment Finance, Inc., Flore Properties, Inc., Norwest Credit, Inc., Norwest Business Credit, Inc., R.D. Leasing, Inc. and Norwest Equipment Finance, Inc., which is located at 733 Marquette Avenue, Suite 300, Minneapolis, MN 55479-2048.

    Dharani P. Narayana, Executive Vice President, has served in various capacities as an employee of Norwest Bank Minnesota, N.A. and/or its affiliates during the last two years. Mr. Narayana is also a Director and Chairman of Norwest Bank International, Director and Secretary of Norwest Investments Limited, a Director of Norwest Bank International, Colorado, a Director and Vice President of Norwest Bank International, Iowa, and a Director of Norwest Bank International, Wisconsin. Mr. Narayana is also a Director and Secretary of Minnetonka Overseas Investments Limited, and a Director of Minnetonka Representaocoes Commerciais Ltda. and Nortico Investments Ltd. all of which are located at Grand Cayman, Cayman Islands, British West Indies.

    William H. Queenan, Director, is also Executive Vice President of Norwest Corporation.

    John T. Thornton, Director, is also Executive Vice President and Chief Financial Officer of Norwest Corporation. Mr. Thornton is also a Director of Northern Prairie Indemnity, Limited, Grand Cayman, Cayman Islands, British West Indies, a Director of Norwest Capital Markets, Inc. Mr. Thornton is also a Director of Norwest Growth Fund, Inc., Norwest Venture Capital Management, Inc. and Norwest Equity Capital, Inc., and Director, President and Treasurer of Norwest Investors, Inc., and Director, President and CEO of Norwest Limited, Inc., all located at 2800 Piper Jaffray Tower, 222 South Ninth Street, Minneapolis, MN 54402. Mr. Thornton is also Director and President of Superior Guaranty Insurance Company and Norwest Holding Company, and a Director of Bettendorf Asset Management, Inc. Mr. Thornton is also a Director of Eau Claire Asset Management, Inc., Green Bay Asset Management, Inc., Iowa Asset Management, Inc.,

    LaCrosse Asset Management, Inc., South Bend Asset Management, Inc., South Dakota Asset Management, Inc., Waupun Asset Management, Inc., all located at 100 West Commons Blvd., Suite 303, New Castle, DE 19720.

    Richard C. Westergaard, Executive Vice President, has served in various capacities as an employee of Norwest Bank Minnesota, N.A. and/or its
    affiliates during the last two years.   Mr. Westergaard is also a Director
    of Norwest Business Credit, Inc., Norwest Credit, Inc., First Interstate Equipment Finance, Inc. and R.D. Leasing, Inc. and a Director of Norwest Equipment Finance, Inc. and Commonwealth Leasing Corporation, located at Investors Building, 733 Marquette, Suite 300, Minneapolis, MN 55479-2048.

    Charles D. White, Senior Vice President, has served in various capacities as an employee of Norwest Bank Minnesota, N.A. and/or its affiliates during the last two years. Mr. White is also Treasurer and Chief Financial Officer of Norwest Limited, Inc. Mr. White is also a Director of Bettendorf Asset Management, Inc., Eau Claire Asset Management, Inc., Green Bay Asset Management, Inc., IntraWest Asset Management, Inc., Iowa Asset Management, Inc., LaCrosse Asset Management, Inc., South Bend Asset Management, Inc., South Dakota Asset Management, Inc., and Waupun Asset Management, Inc., located at 100 West Commons Boulevard, Suite 303, New Castle, DE 19720.

SCHRODER CAPITAL MANAGEMENT INTERNATIONAL, INC.


The description of Schroder Capital Management International Inc. ("Schroder") in Parts A and B of the Registration Statement are incorporated by reference herein.


The following are the directors and principal officers of Schroder, including their business connections which are of a substantial nature. The address of each company listed, unless otherwise noted, is 33 Gutter Lane, London EC2V 8AS, United Kingdom. Schroder Capital Management International Limited ("Schroder Ltd.") is a United Kingdom affiliate of Schroder which provides investment management services international clients located principally in the United States.

    I. Peter Sedgwick, Chairman.  Mr. Sedgwick is also Group Managing Director
    - Investment Management of Schroders PLC, 120 Cheapside, London EC2V 6DS, United Kingdom, the holding company of the various Schroder companies, Chairman and Director of Schroder Ltd., Director and Chief Executive Officer of Schroder Investment Management Limited, an investment management company, Director of Schroder Investment Management (UK) Limited, Schroder Personal Financial Management Limited, Schroder Investment Management (Europe) Limited, Schroder Investment Trust Management Limited and Church, Charity & Local Authorities Fund Managers Limited, 2 Fore Street, London EC2Y 5AQ, United Kingdom, each an investment management company, and Director, The Equitable Life Assurance Company, Walton Street, Aylesbury, Bucks, United Kingdom, a life assurance company. Mr. Sedgwick is also a director of various nominee companies and of various unit trust companies, investment trusts and closed end investment companies for which Schroder and/or its affiliates provide investment services.

    David M. Salisbury, Chief Executive Officer. Mr. Salisbury is also the Chief Executive Officer of Schroder Ltd. and Director of Dimensional
    Fund Advisors Inc., 1299 Ocean Avenue, Santa Monica, California, an investment advisory company and DFA Securities Inc., a broker dealer subsidiary of Dimensional Fund Advisors Inc. located at the same address. Until October 1992 Mr. Salisbury was Chairman of Schroder Capital Distributors Inc. ("Schroder Distributors"), 787 Seventh Avenue, New York, New York, a broker dealer. Mr. Salisbury is a director or former director of various investment trust companies and closed end investment companies for which Schroder and/or its affiliates provide investment services.

    John S. Ager, Director.  Mr. Ager is also a Director of Schroder Ltd.

    Richard R. Foulkes, Deputy Chairman and Director. Mr. Foulkes is also a Director of Schroder Ltd. and Schroder Distributors.

    Laura E. Luckyn-Malone, Managing Director. Ms. Luckyn-Malone is also a Director of Schroder Wertheim Investment Services, Inc. and Schroder Ltd. and President and Director of a closed-end investment company for which Schroder and/or its affiliates provide investment services. Director and President of Schroder Advisors.

    David J. Mumford, Director. Mr. Mumford is also a Director of Schroder Ltd. and Schroder Investment Management Limited and is Chairman of Schroders Guernsey Limited, St. Julian's Avenue, St. Peter Port, Guernsey C.J., a Guernsey based bank, and Director of J. Henry Schroder Wagg & Company Limited, 120 Cheapside London EC2V 6DS, United Kingdom, a United Kingdom based bank.

    Gavin D.L. Ralston, Director.  Mr. Ralston is also a Director of Schroder
    Ltd.

    Mark J. Smith, Director. Mr. Smith is also Director, Schroder Ltd. and Schroder Investment Management (Guernsey) Limited, an investment management company, and Director and Vice President of Schroder Distributors and Director and Vice President of Schroder Advisors. Mr. Smith is also a director of various investment trusts and open end investment companies for which Schroder and/or its affiliates provide investment services.

    Ton F. Tija, Director.  Mr. Tija is also a Director of Schroder Ltd.

    John A. Trioano, Managing Director. Mr. Trioano is also a Director of Schroder Ltd. and Schroder Advisors, Chairman of Schroder Distributors and President and Director open end investment companies for which Schroder and/or its affiliates provide investment services.

    Jane P. Lucas, Director. Ms. Lucas is also a Director of Schroder Wertheim Investment Services, Inc. and Assistant Director of Schroder Investment Management, Ltd.

    Kathleen Adams, Vice President. Ms. Adams is also Vice President of Schroder Distributors.

    Mark J. Astley, Vice President.

    Andrew R. Barker, First Vice President. Mr. Barker is also First Vice President of Schroder Ltd.

    David A.W. Butler, First Vice President. Mr. Butler is also First Vice President and Treasurer of Schroder Ltd. and an officer of open end investment companies for which Schroder and/or its affiliates provide investment services.

    Richard J. Conyers, Vice President. Mr. Conyers is also Vice President of Schroder Ltd. and Manger of Schroder Investment Management Limited.

    Heather F. Crighton, Fund Manger. Ms. Crighton is also Fund Manager of Schroder Ltd.

    Louise Crouset, First Vice President. Mr. Crouset is also First Vice President of Schroder Ltd. and, until October 1993, was Vice President of Wellington Management, an investment adviser.

    Robert C. Davy, Director. Mr. Davy is also a Director of Schroder Ltd. and an officer of open end investment companies for which Schroder and/or its affiliates provide investment services.

    Margaret H. Douglas-Hamilton, Secretary. Ms. Douglas-Hamilton is also First Vice President and General Counsel of Schroders Incorporated ("Schroders Inc."), 787 Seventh Avenue, New York, New York, the holding company for various United States based Schroder affiliates. Ms. Douglas-Hamilton is also Secretary to various Schroder affiliates, including Schroder Distributors.

    Lyn M. Fox, Vice President.

    Stephen M. Futrell, Comptroller. Mr. Futrell is Treasurer of Schroders Inc., President, Treasurer and Director of Schroder Distributors and an officer of various open end investment companies for which Schroder and/or its affiliates provide investment services.

    David Gibson, First Vice President. Mr. Gibson is also First Vice President of Schroder Ltd. and Assistant Director of Schroder Investment Management Limited.

    Simon C. Hallett, Fund Manager. Mr. Hallett is also Fund Manager of Schroder Ltd.

    Nicholas J. A. Melhuish, Fund Manager. Mr. Melhuish is also Fund Manager of Schroder Ltd.

    Laurette J. Oat, First Vice President. Within the last two years, Ms. Oat was a Senior Vice President of NatWest Investment Bank, 65 East 55th Street, New York, New York 10002.

    John Stainsby, First Vice President. Mr. Stainsby is also First Vice President of Schroder Ltd.

    Fariba Talebi, First Vice President. Mr. Talebi is also an officer of various open end investment companies for which Schroder and/or its affiliates provide investment services.

    Jan Kees van Heusde, First Vice President. Mr. van Heusde is also First Vice President of Schroder Ltd.

    Patrick Vermeulen, Vice First President. Mr. Vermeulen is also Vice First President of Schroder Ltd.

    Susan M. Belson, Vice President.

    Alan Gilston, Vice President.

    Abdallah Nauphal, First Vice President.

    Ellen B. Sullivan, First Vice President.

    Ira L. Unschuld, Vice President.

    Catherine A. Mazza, Vice President. Ms. Mazza is also Senior Vice President of Schroder Advisors.

    Robert Jackowitz, Vice President. Mr. Jackowitz is also Vice President and Treasurer of Schroder Wertheim Investment Services, Inc., Treasurer of Schroder Advisors and Assistant Treasurer of Schroders Incorporated.

FORUM ADVISORS, INC.

The description of Forum Advisors, Inc. ("Forum Advisors") in Parts A and B of the Registration Statement are incorporated by reference herein.


The following are the directors and principal officers of Forum Advisors, Two Portland Square, Portland, Maine 04101, including their business connections which are of a substantial nature.

    John Y. Keffer, Director, President and Secretary.

         Chairman and President of the Registrant; President and Secretary of Forum Financial Services, Inc. and of Forum Financial Corp. Mr. Keffer is a director and/or officer of various registered investment companies for which Forum Financial Services, Inc. serves as manager, administrator and/or distributor.

    David R. Keffer, Vice President and Treasurer.

         Vice President, Assistant Secretary and Assistant Treasurer of the Registrant; Vice President and Treasurer of Forum Financial Services, Inc. and of Forum Financial Corp. Mr. Keffer is an officer of various registered investment companies for which Forum Financial Services, Inc. serves as manager, administrator and/or distributor.

LINDEN ASSET MANAGEMENT, INC.

The description of Linden Asset Management, Inc. ("Linden") in Parts A and B of the Registration Statement are incorporated by reference herein.


The following are the directors and principal officers of Linden, 812 North Linden Drive, Beverly Hills, California 90212, including their business connections which are of a substantial nature.


    Anthony R. Fischer, Jr., Director, President and Secretary.

         President and Secretary of Linden Asset Management, Inc. since its incorporation. Since September 1989 Mr. Fischer has managed his own personal investments and performed independent research. Prior thereto, he was Senior Vice President and Treasurer of United California Savings Bank, Santa Ana, California.

ITEM 29. PRINCIPAL UNDERWRITERS.

    (a)  Not applicable.

    (b)  Not applicable.

    (c)  Not Applicable.

ITEM 30. LOCATION OF BOOKS AND RECORDS.

    The majority of the accounts, books and other documents required to be maintained by Section 31(a) of the Act and the Rules thereunder are maintained at the offices of Forum Financial Services, Inc. and Forum Financial Corp., Two Portland Square, Portland, Maine

04104. The records required to be maintained under Rule 31a-1(b)(1) with respect to journals of receipts and deliveries of securities and receipts and disbursements of cash are maintained at the offices of the Registrant's custodians, as listed under "Custodian" in Part B to this Registration Statement. The records required to be maintained under Rule 31a-1(b)(5), (6) and (9) are maintained at the offices of Registrant's investment advisers, as listed in Item 28 hereof.

ITEM 31. MANAGEMENT SERVICES.

    Not Applicable.

ITEM 32. UNDERTAKINGS.

    Registrant undertakes to contain in its Trust Instrument provisions for assisting shareholder communications and for the removal of trustees substantially similar to those provided for in Section 16(c) of the Act, except to the extent such provisions are mandatory or prohibited under applicable Delaware law.

                                      SIGNATURES


Pursuant to the requirements of the Investment Company Act of 1940, the Registrant, Core Trust (Delaware) has duly caused this amendment to its Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized, in the City of Portland and the State of Maine on the 3rd day of January, 1997.


                                            CORE TRUST (DELAWARE)


                                            By:  /s/ John Y. Keffer
                                                 -------------------------
                                                 John Y. Keffer, President

                                  INDEX TO EXHIBITS


                                                                      Sequential
Exhibit                                                              Page Number
-------                                                              -----------


(5)(c)   Investment Advisory Agreement between Registrant and

         Linden Asset Management, Inc.

                                CORE TRUST (DELAWARE)
                            INVESTMENT ADVISORY AGREEMENT



    AGREEMENT made the 1st day of September, 1995, and amended this 1st day of January, 1997, between Core Trust (Delaware) (the "Trust"), a business trust organized under the laws of the State of Delaware with its principal place of business at Two Portland Square, Portland, Maine 04101, and Linden Asset Management, Inc. (the "Adviser"), a corporation organized under the laws of State of California with its principal place of business at 812 North Linden Drive, Beverly Hills, California 90210.


    WHEREAS, the Trust is registered under the Investment Company Act of 1940, as amended, (the "Act") as an open-end management investment company and is authorized to issue interests (as defined in the Trust's Trust Instrument) in separate series; and

    WHEREAS, the Trust desires that the Adviser perform investment advisory services for Treasury Cash Portfolio, Government Cash Portfolio and Cash Portfolio (each a "Portfolio," and collectively the "Portfolios"), and the Adviser is willing to provide those services on the terms and conditions set forth in this Agreement;

    NOW, THEREFORE, in consideration of the mutual covenants herein contained, the parties hereto agree as follows:

    SECTION 1.  THE TRUST; DELIVERY OF DOCUMENTS

    The Trust is engaged in the business of investing and reinvesting its assets in securities of the type and in accordance with the limitations specified in its Trust Instrument and Registration Statement filed with the Securities and Exchange Commission (the "Commission") under the Act, as may be supplemented from time to time, all in such manner and to such extent as may from time to time be authorized by the Trust's Board of Trustees (the "Board"). The Trust is currently authorized to issue eight series of interests and the Board is authorized to issue interests in any number of additional series. The Trust has delivered to the Adviser copies of the Trust's Trust Instrument and Registration Statement and will from time to time furnish the Adviser with any amendments thereof.

    SECTION 2.  INVESTMENT ADVISER; APPOINTMENT

    The Trust hereby employs the Adviser, subject to the direction and supervision of the Board, to manage the investment and reinvestment of the assets in each Portfolio and, without limiting the generality of the foregoing, to provide other services specified in Section 3 hereof.

    SECTION 3.  DUTIES OF THE ADVISER

    (a) The Adviser shall make decisions with respect to all purchases and sales of securities and other investment assets in each Portfolio. To carry out such decisions, the Adviser is hereby authorized, as agent and attorney-in-fact for the Trust, for the account of, at the risk of and in the name of the Trust, to place orders and issue instructions with respect to those transactions of the Portfolios. In all purchases, sales and other transactions in securities for the Portfolios, the Adviser is authorized to exercise full discretion and act for the Trust in the same manner and with the same force and effect as the Trust might or could do with respect to such purchases, sales or other transactions, as well as with respect to all other things necessary or incidental to the furtherance or conduct of such purchases, sales or other transactions.

    (b) The Adviser will report to the Board at each meeting thereof all changes in each Portfolio since the prior report, and will also keep the Board informed of important developments affecting the Trust, the Portfolios and the Adviser, and on its own initiative, will furnish the Board from time to time with such information as the Adviser may believe appropriate for this purpose, whether concerning the individual companies whose securities are included in the Portfolios' holdings, the industries in which they engage, or the economic, social or political conditions prevailing in each country in which the Portfolios' maintain investments. The Adviser will also furnish the Board with such statistical and analytical information with respect to securities in the Portfolios as the Adviser may believe appropriate or as the Board reasonably may request.

    (c) In making purchases and sales of securities for the Portfolios, the Adviser will follow and comply with the policies set from time to time by the Board as well as the limitations imposed by the Trust's Trust Instrument and Registration Statement under the Act, the limitations in the Act and in the Internal Revenue Code of 1986, as amended, in respect of regulated investment companies and the investment objectives, policies and restrictions of the Portfolios.

    (d) The Adviser will from time to time employ or associate with such persons as the Adviser believes to be particularly qualified to assist in the execution of the Adviser's duties hereunder, the cost of performance of such duties to be borne and paid by the Adviser. No obligation may be incurred on the Trust's behalf in any such respect.

    (e) The Adviser shall either monitor the performance of brokers, dealers and other persons who introduce or execute purchases, sales and other transactions of securities and other investment assets of the Portfolios or select an introducing broker who shall, as part of its transaction charges, monitor such performance. Such persons may be affiliated with the Adviser, any investment subadviser or other affiliates of the Trust to the extent permitted by the Act.

    (f) The Adviser shall maintain records relating to portfolio transactions and the placing and allocation of brokerage orders as are required to be maintained by the Trust under the Act. The Adviser shall prepare and maintain, or cause to be prepared and maintained, in such form, for such periods and in such locations as may be required by applicable law, all documents and records relating to the services provided by the Adviser pursuant to this Agreement required to be prepared and maintained by the Trust pursuant to the rules and regulations of any national, state, or local government entity with jurisdiction over the Trust, including the Commission and the Internal Revenue Service. The books and records pertaining to the Trust which are in possession of the Adviser shall be the property of the Trust. The Trust, or the Trust's authorized representatives, shall have access to such books and records at all times during the Adviser's normal business hours. Upon the reasonable request of the Trust, copies of any such books and records shall be provided promptly by the Adviser to the Trust or the Trust's authorized representatives.

    SECTION 4.  SUBADVISERS

    The Adviser may carry out any of its obligations under this Agreement by employing, subject to the Board's supervision, one or more persons who are registered as investment advisers pursuant to the Investment Advisers Act of 1940, as amended, (the "Advisers Act") or who are exempt from registration thereunder ("SubAdvisers"). Each SubAdviser's employment will be evidenced by a separate written agreement approved by the Trustees of the Trust and the interestholders of the applicable Portfolios. The Adviser shall not be liable for any act or omission of any SubAdviser except with respect to matters as to which the Adviser specifically assumes responsibility in writing.

    SECTION 5.  EXPENSES

    The Trust hereby confirms that the Trust shall be responsible and shall assume the obligation for payment of all the Trust's expenses, including: interest charges, taxes, brokerage fees and commissions; certain insurance premiums; fees, interest charges and expenses of the Trust's custodian and transfer agent; telecommunications expenses; auditing, legal and compliance expenses; costs of the Trust's formation and maintaining its existence; costs of preparing the Trust's registration statement, account application forms and interestholder reports and delivering them to existing and prospective interestholders; costs of maintaining books of original entry for portfolio and fund accounting and other required books and accounts and of calculating the net asset value of interests in the Trust; costs of reproduction, stationery and supplies; compensation of the Trust's trustees, officers and employees and the costs of other personnel performing services for the Trust; costs of Trust meetings; registration fees and related expenses for registration with the Commission and the securities regulatory authorities of other countries in which the Trust's interests are sold; state securities law registration fees and related expenses; and fees and out-of-pocket expenses payable to Forum Financial Services, Inc. under any placement agent, management or similar agreement.

    SECTION 6.  STANDARD OF CARE

    (a) The Adviser shall give the Trust the benefit of its best judgment and efforts in rendering its services to the Trust and shall not be liable for error of judgment or mistake of law, for any loss arising out of any investment, or in any event whatsoever, provided that nothing herein shall be deemed to protect, or purport to protect, the Adviser against any liability to the

Trust or to the security holders of the Trust to which it would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence in the performance of its duties hereunder, or by reason of reckless disregard of its obligations and duties hereunder. No provision of this Agreement shall be construed to protect any Trustee or officer of the Trust, or the Adviser, from liability in violation of Sections 17(h), 17(i) or 36(b) of the Act.

    (b) The Adviser shall not be held responsible for any loss incurred by reason of any act or omission of any dealer, broker or custodian; provided that such loss in not the result of the Adviser's willful misfeasance, bad faith or gross negligence in the performance of its duties hereunder, or the result of the Adviser's reckless disregard of its obligations and duties hereunder.

    (c) This Section shall survive the termination of this Agreement and shall be binding upon the Trust's and the Adviser's successors and personal representatives.

    SECTION 7.  COMPENSATION


    For the services provided by the Adviser pursuant to this Agreement, the Trust shall pay the Adviser, with respect to each of the Portfolios, a fee based upon the total average daily net assets of the Portfolios ("Total Portfolio Assets"). The Trust shall pay the Adviser a total fee of 0.06% for the first $200 million of Total Portfolio Assets, 0.04% of the next $300 million of Total Portfolio Assets, and 0.03% of the remaining Total Portfolio Assets. Such fees shall be accrued by the Trust daily with respect to each Portfolio in the proportion that Portfolio's average daily net assets bear to Total Portfolio Assets and shall be payable monthly in arrears on the first day of each calendar month. Upon the termination of this Agreement, the Trust shall pay to the Adviser such compensation as shall be payable prior to the effective date of such termination. The Adviser shall be paid a minimum annual fee of $50,000 for its services to the Trust with respect to the Portfolios. To the extent the Adviser has delegated its responsibilities with respect to a Portfolio to a SubAdviser, the Adviser shall pay the advisory fee to that SubAdviser.


    SECTION 8.  EFFECTIVENESS, DURATION AND TERMINATION

    (a) This Agreement shall become effective with respect to a Portfolio immediately upon approval by a majority of the outstanding voting interests of that Portfolio.

    (b) This Agreement shall remain in effect with respect to a Portfolio for a period of two years from the date of its effectiveness and shall continue in effect for successive twelve-month periods (computed from each anniversary date of the approval) with respect to the Portfolio; provided that such continuance is specifically approved at least annually (i) by the Board or by the vote of a majority of the outstanding voting interests of the Portfolio, and, in either case, (ii) by a majority of the Trust's trustees who are not parties to this Agreement or interested persons of any such party (other than as trustees of the Trust); provided further, however, that if this Agreement or the continuation of this Agreement is not approved as to a

Portfolio, the Adviser may continue to render to that Portfolio the services described herein in the manner and to the extent permitted by the Act and the rules and regulations thereunder.


    (c) This Agreement may be terminated with respect to a Portfolio at any time, without the payment of any penalty, (i) by the Board or by a vote of a majority of the outstanding voting securities of the Portfolio on 60 days' written notice to the Adviser or (ii) by the Adviser on 60 days' written notice to the Trust. This agreement shall terminate upon assignment.

    SECTION 9.  ACTIVITIES OF THE ADVISER

    (a) Except to the extent necessary to perform its obligations hereunder, nothing herein shall be deemed to limit or restrict the Adviser's right, or the right of any of the Adviser's officers, directors or employees who may also be a trustee, officer or employee of the Trust, or persons otherwise affiliated persons of the Trust to engage in any other business or to devote time and attention to the management or other aspects of any other business, whether of a similar or dissimilar nature, or to render services of any kind to any other corporation, trust, firm, individual or association.

    (b) The Adviser represents that it is currently registered, and will during the entire period this Agreement is in effect be registered, as an investment adviser under the Advisers Act.

    SECTION 10.  LIMITATION OF INTERESTHOLDER AND TRUSTEE LIABILITY

    The Trustees of the Trust and the interestholders of each Portfolio shall not be liable for any obligations of the Trust or of the Portfolios under this Agreement, and the Adviser agrees that, in asserting any rights or claims under this Agreement, it shall look only to the assets and property of the Trust or the Portfolio to which the Adviser's rights or claims relate in settlement of such rights or claims, and not to the Trustees of the Trust or the interestholders of the Portfolios.


    SECTION 11. NOTICE


    Any notice or other communication required to be given pursuant to this Agreement shall be in writing or by telex and shall be effective upon receipt. Notices and communications shall be given, if to the Trust, at:

         Two Portland Square
         Portland, Maine 04101
         Attention: Secretary

and if to the Adviser at:

         812 North Linden Drive
         Beverly Hills, California 90210
         Attention: President

    SECTION 12.  MISCELLANEOUS

    (a) No provisions of this Agreement may be amended or modified in any manner except by a written agreement properly authorized and executed by both parties hereto and, if required by the Act, by a vote of a majority of the outstanding voting interests of the Portfolios thereby affected. No amendment to this Agreement or the termination of this Agreement with respect to a Portfolio shall effect this Agreement as it pertains to any other Portfolio.

    (b) If any part, term or provision of this Agreement is held to be illegal, in conflict with any law or otherwise invalid, the remaining portion or portions shall be considered severable and not be affected, and the rights and obligations of the parties shall be construed and enforced as if the Agreement did not contain the particular part, term or provision held to be illegal or invalid.

    (c) This Agreement may be executed by the parties hereto on any number of counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

    (d) Section headings in this Agreement are included for convenience only and are not to be used to construe or interpret this Agreement.

    (e) This Agreement shall be construed and the provisions thereof interpreted under and in accordance with the laws of the State of Delaware.

    (f) The terms "vote of a majority of the outstanding voting interests," "interested person," "affiliated person" and "assignment" shall have the meanings ascribed thereto in the Act to the terms "vote of a majority of the outstanding voting securities," "interested person," "affiliated person" and "assignment," respectively.

    IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed all as of the day and year first above written.

                                  CORE TRUST (DELAWARE)

                                  __________________________
                                  John Y. Keffer
                                    President

                                  LINDEN ASSET MANAGEMENT, INC.

                                  ________________________
                                  Anthony R. Fischer, Jr.
                                    President